      As Filed With the Securities and Exchange Commission on August 13, 1998

                                                      Registration No. 333-52331


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549

                                 --------------

                          AMENDMENT NO. 2 ON FORM SB-2

                                   TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                              NEOTHERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                       93-0979187
 (State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

                 157 Technology Drive, Irvine, California 92618
                                 (949) 788-6700
               (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)

                                 --------------

          Alvin J. Glasky, Ph.D., President and Chief Executive Officer
                              157 Technology Drive
                            Irvine, California 92618
                                 (949) 788-6700
           (Name, address, including zip code, and telephone number,
                   including area code of agent for service)

                                   Copies to:
                             C. Craig Carlson, Esq.
                              Robert E. Rich, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

        Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


=====================================================================================================
                                                       Proposed         Proposed
                                                        maximum          maximum        Amount of
    Title of securities          Amount to be        offering price      aggregate     registration
     to be registered            registered(1)          per share     offering price        fee
-----------------------------------------------------------------------------------------------------
Common Stock, par value            705,000             $ 9.03125(2)   $6,367,031.25    $1,878.27
   $.001 per share

Common Stock, par value             25,000             $11.61875(3)   $  290,468.75    $   85.96
   $.001 per share, issuable
   upon exercise of a Warrant
-----------------------------------------------------------------------------------------------------
              TOTALS:              730,000                            $6,657,500.00     $1,964.23(4)
=====================================================================================================

(1) In the event of a stock split, stock dividend, or similar transaction involving the Company's Common Stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low reported sales prices of the Registrant's Common Stock on May 6, 1998, as reported on the Nasdaq National Market.

(3) The exercise price of the Warrant used for the purpose of calculating the amount of the registration fee in accordance with Rule 457(g) under the Securities Act.

(4)     Previously paid.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                              NEOTHERAPEUTICS, INC.

                         730,000 SHARES OF COMMON STOCK


        This Prospectus may be used only in connection with the resale, from time to time, of up to 730,000 shares (the "Shares") of Common Stock, par value $.001 per share (the "Common Stock") of NeoTherapeutics, Inc., a Delaware corporation (the "Company"), as follows: (i) 705,000 shares of Common Stock (the "Equity Line Shares"), which may be issued pursuant to a Private Equity Line of Credit Agreement dated March 27, 1998 (the "Equity Line Agreement") between the Company and Kingsbridge Capital Limited (the "Selling Stockholder") and (ii) 25,000 shares of Common Stock, which are issuable upon exercise of a currently outstanding warrant (the "Warrant") held by the Selling Stockholder. The Shares may be sold from time to time for the account of the Selling Stockholder. The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholder. The expenses incurred in registering the Shares, including legal and accounting fees, will be paid by the Company, except for commissions, transfer taxes and certain other expenses associated with the sale of the Shares, which will be paid by the Selling Stockholder.



        The Equity Line Shares are to be issued by the Company to the Selling Stockholder pursuant to the terms of the Equity Line Agreement. The price at which the Equity Line Shares will be issued by the Company to the Selling Stockholder shall be 88% of the market price (as defined in the Equity Line Agreement) on the date the Company issues shares under the Equity Line Agreement. The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").



        The Selling Stockholder may offer, pursuant to this Prospectus, the Shares to purchasers from time to time in transactions in the Nasdaq National Market, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to such market prices or at negotiated prices. The Selling Stockholder may effect these transactions by selling the Shares to or through broker-dealers, who may receive compensation in the form of discounts or commissions from the Selling Stockholder or from the purchasers of the Shares for whom the broker-dealers may act as an agent or to whom they may sell as a principal, or both. The Selling Stockholder is an "underwriter" within the meaning of the Securities Act, in connection with the sale of the Shares offered hereby. See "Plan of Distribution."



        The Common Stock is listed for quotation on the Nasdaq National Market under the symbol "NEOT." On August 12, 1998, the closing sale price of the Common Stock was $9.0625.


             THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF
                 RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 6.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                     PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is August 13, 1998.

                                TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ----
Available Information ...............................................................     2
Prospectus Summary ..................................................................     4
Risk Factors ........................................................................     6
The Equity Line Agreement ...........................................................    11
Use of Proceeds .....................................................................    12
Price Range of Common Stock .........................................................    13
Dividend Policy .....................................................................    13
Determination of Offering Price .....................................................    13
Capitalization ......................................................................    14
Selected Consolidated Financial Data ................................................    15
Management's Discussion and Analysis of Financial Condition and Results of
  Operations ........................................................................    16
Business ............................................................................    19
Management ..........................................................................    29
Certain Transactions ................................................................    35
Principal Stockholders ..............................................................    37
Description of Securities ...........................................................    39
Selling Stockholder .................................................................    40
Plan of Distribution ................................................................    41
Legal Matters .......................................................................    42
Experts .............................................................................    42
Limitation on Liability and Disclosure of Commission Position on Indemnification
     For Securities Act Liabilities .................................................    42
Index to Consolidated Financial Statements ..........................................   F-1
Report of Independent Auditors ......................................................   F-2
Consolidated Financial Statements ...................................................   F-3



        No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholder or any underwriters, brokers or agents. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.


                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as a "small business issuer" as defined under Regulation S-B promulgated under the Securities Act. In accordance with the Exchange Act, the Company files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at, and copies of such materials can be obtained at prescribed rates from, the Public Reference Branch of the Commission located at 450 Fifth Street, N.W., Washington, D.C. and at the Commission's Pacific Regional Office located at 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California, the Commission's Northeast Regional Office located at 7 World Trade Center, Suite 1300, New York, New York and at the Commission's Midwest Regional Office located at Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois. In addition, the Company has filed the registration statement and other filings pursuant to the Exchange Act with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system, and such filings are publicly available through the Commission's site on the World Wide Web on the Internet, located at http://www.sec.gov.

        This Prospectus does not contain all of the information set forth in the registration statement of which this Prospectus is a part and which the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the registration statement, including the exhibits filed as a part thereof, copies of which can be inspected at, or obtained at prescribed rates from, the Public Reference Section of the Commission at the address set forth above. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to this Prospectus.

        The Company's Common Stock is quoted on the Nasdaq National Market (symbol: NEOT). Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

                               PROSPECTUS SUMMARY

        The following is a summary and is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. An investment in the Shares involves a high degree of risk. See "Risk Factors."

        This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1993 and Section 21E of the Securities Exchange Act of 1934. In light of the important factors that can materially affect results, including those set forth below, the inclusion of forward-looking information herein should not be regarded as a representation by the Company or any other person that the objectives or plans for the Company will be achieved. Assumptions relating to budgeting, research, and other management decisions are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause the Company to alter its research, capital expenditure or other budgets, which may in turn affect the Company's business, financial position, results of operations and cash flows. The reader is therefore cautioned not to place undue reliance on forward-looking statements contained herein, which speak as of the date of this Prospectus. Factors that might cause such a difference include, but are not limited to those described in "Risk Factors."

THE COMPANY

        The Company is a development stage biopharmaceutical company engaged in the discovery and development of novel therapeutic drugs intended to treat neurodegenerative diseases and conditions, such as memory deficits associated with Alzheimer's disease and aging, stroke, spinal cord injuries, Parkinson's disease, migraine and depression. The Company's initial product candidate, AIT-082 (NEOTROFIN(TM), generic name: leteprinim potassium), and its other compounds under development are based on the Company's patented technology. This technology uses small synthetic molecules to create non-toxic compounds, intended to be administered orally or by injection, that are capable of passing through the blood-brain barrier to rapidly act upon specific target cells in selected locations in the central nervous system, including the brain. Animal and laboratory tests have shown that the Company's AIT-082 compound appears to selectively increase the production of certain neurotrophins, a type of large protein, in the brain and spinal cord. These neurotrophins regulate nerve cell growth and function. The Company's technology has been developed to capitalize on the beneficial effects of these proteins, which have been widely acknowledged to be closely involved in the early formation and differentiation of the central nervous system. The Company believes that AIT-082 could have prophylactic, therapeutic and regenerative effects.


        The Company was incorporated in Colorado in December 1987 as Americus Funding Corporation, changed its name to NeoTherapeutics, Inc. in 1996, and changed the jurisdiction of its incorporation to Delaware in June 1997. Advanced ImmunoTherapeutics, Inc. ("AIT"), a wholly-owned subsidiary of the Company, was incorporated in California in June 1987. In April 1997, the Company established NeoTherapeutics GmbH ("NEOT GmbH"), a wholly-owned subsidiary in Switzerland, for the purpose of conducting future licensing and other related activities in the international market. Unless the context otherwise requires, all references to the "Company" and "NeoTherapeutics" refer to NeoTherapeutics, Inc., a Delaware corporation, AIT and NEOT GmbH as a consolidated entity. The Company's executive offices are located at 157 Technology Drive, Irvine, California 92618, and its telephone number is (949) 788-6700.

THE OFFERING


Securities Offered by the Selling Stockholder(1) .......      Up to 730,000 shares of Common Stock

Common Stock Outstanding as of June 22, 1998 ...........      5,523,807 shares(2)

Risk Factors ...........................................      Any investment in the Shares
                                                              offered hereby involves a high
                                                              degree of risk.  See "Risk Factors."

Nasdaq National Market Symbol ..........................      NEOT


----------

(1) The Company may sell to the Selling Stockholder up to $15 million worth of the Company's Common Stock in tranches pursuant to the Equity Line Agreement. The amount and timing of such sales will be determined by the Company, subject to certain restrictions set forth in the Equity Line Agreement. See "The Equity Line Agreement."



(2) Does not include: (a) 3,184,000 shares of Common Stock issuable upon exercise of warrants outstanding as of June 22, 1998 (including 25,000 shares issuable upon exercise of the Warrant); (b) 769,173 shares of Common Stock issuable upon exercise of stock options outstanding as of June 22, 1998; and (c) shares of Common Stock issuable to the Selling Stockholder pursuant to the Equity Line Agreement.


SELECTED CONSOLIDATED FINANCIAL INFORMATION


        The selected consolidated financial information set forth below is derived from and should be read in conjunction with the consolidated financial statements (including the notes thereto) appearing elsewhere in this Prospectus.


                                                                                                                 Period from
                                                                                   Three Months                   June 15,
                                        Years Ended December 31,                  Ended March 31,              1987 (Inception)
                                    -------------------------------       -------------------------------          through
                                        1996               1997               1997               1998           March 31, 1998
                                    ------------       ------------       ------------       ------------      ----------------
STATEMENTS OF OPERATIONS DATA:
Revenue from grants                 $         --       $         --       $         --       $         --       $    497,128
                                    ------------       ------------       ------------       ------------       ------------
Operating expenses
  Research and Development               615,485          4,508,255            548,815          1,787,962          9,263,029
  General and administrative             659,895          2,341,276            498,964            740,289          6,510,671
                                    ------------       ------------       ------------       ------------       ------------
     Total Operating expenses          1,275,380          6,849,531          1,047,779          2,528,251         15,773,700
                                    ------------       ------------       ------------       ------------       ------------
Total other income, net                  236,505            687,990            228,804             19,960            552,057
                                    ------------       ------------       ------------       ------------       ------------
  Net loss                          $ (1,038,875)      $ (6,161,541)      $   (818,975)      $ (2,508,291)      $(14,724,515)
                                    ============       ============       ============       ============       ============
  Basic and diluted loss
    per share                       $      (0.32)      $      (1.14)      $      (0.15)      $      (0.46)
                                    ============       ============       ============       ============       ============
  Basic and diluted
    weighted average shares
    outstanding                        3,292,663          5,405,831          5,361,807          5,467,206
                                    ============       ============       ============       ============


                                                          December 31,       March 31,
CONSOLIDATED BALANCE SHEET DATA:                              1997             1998
                                                          ------------     ------------
Working capital                                           $  7,002,281     $  4,744,258
Total assets                                                13,198,473        9,840,443
Total long-term debt                                           176,549          151,584
Deficit accumulated during the development stage           (12,665,224)     (15,173,515)
Stockholders' equity                                        10,543,395        8,226,185

                                  RISK FACTORS

    The purchase of the shares of Common Stock offered hereby involves a high degree of risk. In addition to the other information set forth elsewhere in this Prospectus, the factors listed below relating to the Company and this offering should be considered when evaluating an investment in the Common Stock offered hereby.

HISTORY OF OPERATING LOSSES; FUTURE PROFITABILITY UNCERTAIN

    The Company is a development stage biopharmaceutical company. From its inception in 1987 through March 31, 1998, the Company incurred cumulative losses of approximately $14.7 million, substantially all of which consisted of research and development and general and administrative expenses. The Company has not generated any revenues from product sales to date, and there can by no assurance that revenues from product sales will ever be achieved. Moreover, even if the Company eventually generates revenues from product sales, the Company nevertheless expects to incur significant operating losses over the next several years. The Company's ability to achieve profitable operations in the future will depend in large part on completing development of its products, obtaining regulatory approvals for such products and bringing these products to market. The likelihood of the long-term success of the Company must be considered in light of the expenses, difficulties and delays frequently encountered in the development and commercialization of new pharmaceutical products, competitive factors in the marketplace as well as the burdensome regulatory environment in which the Company operates. There can be no assurance that the Company will ever achieve significant revenues or profitable operations.

TECHNOLOGICAL UNCERTAINTY; EARLY STAGE OF PRODUCT DEVELOPMENT; NO ASSURANCE OF REGULATORY APPROVALS


    The Company's proposed products are in the early stage of development and will require significant further research, development, clinical testing and regulatory clearances. The Company has no products available for sale and does not expect to have any products resulting from its research efforts commercially available for at least several years. The Company's proposed products are subject to the risks of failure inherent in the development of products based on innovative technologies. These risks include the possibilities that some or all of the proposed products could be found to be ineffective or toxic, or otherwise fail to receive necessary regulatory clearances, that the proposed products, although effective, will be uneconomical to manufacture or market, that third parties may now or in the future hold proprietary rights that preclude the Company from marketing them, or that third parties will market a superior or equivalent product. Accordingly, the Company is unable to predict whether its research and development activities will result in any commercially viable products or applications. Furthermore, due to the extended testing and regulatory review process required before marketing clearance can be obtained, the Company does not expect to be able to commercialize any therapeutic drug for at least several years, either directly or through any potential corporate partners or licensees. There can be no assurance that the Company's proposed products will prove to be safe or effective in humans or will receive the regulatory approvals that are required for commercial sale. The Company's primary area of therapeutic focus, disorders of the central nervous system
(CNS), is not thoroughly understood and there can be no assurance that the products the Company is seeking to develop will prove to be safe and effective in treating CNS disorders or any other diseases.


NEED FOR ADDITIONAL FUNDING; UNCERTAINTY OF ACCESS TO CAPITAL

    The Company will require substantial funds for further development of its potential products and to commercialize any products that may be developed. The Company's capital requirements depend on numerous factors, including the progress of its research and development programs, the progress of pre-clinical and clinical testing, the time and cost involved in obtaining regulatory approvals, the cost of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights, competing technological and market developments and the ability of the Company to establish collaborative arrangements. The Company believes that its existing capital resources, including capital which may be raised through sales of Common Stock under the Equity Line Agreement, will be sufficient to satisfy its current and projected funding requirements for the next 12 months. The Company anticipates that after the next 12 months, it may require substantial additional capital. Moreover, if the Company experiences unanticipated cash requirements during the next 12 months, the Company could require additional capital to fund its operations, continue research and development programs as well as to continue the pre-clinical and clinical testing of its potential products and to commercialize any products that may be developed. The Company may seek such additional funding through public or private financing or collaborative or other arrangements with third parties. There can be no assurance that additional funds will be available on acceptable terms, if at all. The Company may receive additional funds upon the exercise from time to time of its Common Stock Purchase Warrants and other outstanding warrants and stock options, but there can be no assurance that any such warrants or stock options will be exercised or that the amounts received will be sufficient for the Company's purposes. If additional funds are raised by issuing equity securities, further substantial dilution to existing stockholders may result. If adequate funds are not available, the Company may be required to delay, scale back or eliminate one or more of its development programs, or to obtain funds by entering into arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of its products or technologies that the Company would not otherwise relinquish.

DEPENDENCE ON THIRD PARTIES FOR CLINICAL TESTING, MANUFACTURING AND MARKETING

    The Company does not have the resources and, except with respect to its AIT-082 compound, does not presently intend to conduct later-stage human clinical trials itself or to manufacture any of its proposed products for commercial sale. The Company therefore presently intends to seek larger pharmaceutical company partners to conduct such activities for most or all of its proposed products. In connection with its efforts to secure corporate partners, the Company will seek to retain certain co-marketing rights to certain of its proposed products, so that it may promote such products to selected medical specialists while its corporate partner promotes these products to the general medical market. There can be no assurance that the Company will be able to enter into any such partnering arrangements on this or any other basis. In addition, there can be no assurance that either the Company or its prospective corporate partners can successfully introduce its proposed products, that they will achieve acceptance by patients, health care providers and insurance companies, or that they can be manufactured and marketed at prices that would permit the Company to operate profitably.

LACK OF OPERATING EXPERIENCE

    To date, the Company has engaged exclusively in the development of pharmaceutical technology and products. Although members of the Company's management have substantial experience in pharmaceutical company operations, the Company has no experience in manufacturing or procuring products in commercial quantities or marketing pharmaceutical products and has only limited experience in negotiating, setting up and maintaining strategic relationships, conducting clinical trials and other later-stage phases of the regulatory approval process. There can be no assurance that the Company will successfully engage in any of these activities with respect to AIT-082 or any other products which it may choose to distribute. In the event the Company decides to establish a commercial-scale manufacturing facility for AIT-082, the Company will require substantial additional funds and personnel and will be required to comply with extensive regulations applicable to such a facility. There can be no assurance that the Company will be able to develop adequate manufacturing or marketing capabilities either on its own or through third parties.

NEED TO COMPLY WITH GOVERNMENTAL REGULATION AND TO OBTAIN PRODUCT APPROVALS

    The testing, manufacturing, labeling, distribution, marketing and advertising of products such as the Company's proposed products and its ongoing research and development activities are subject to extensive regulation by governmental regulatory authorities in the United States and other countries. The U.S. Food and Drug Administration ("FDA") and comparable agencies in foreign countries impose substantial requirements on the introduction of new pharmaceutical products through lengthy and detailed clinical testing procedures, sampling activities and other costly and time consuming compliance procedures. The Company's proprietary compounds require substantial clinical trials and FDA review as new drugs. The Company cannot predict with certainty when it might submit many of its proprietary products currently under development for regulatory review. Once the Company submits its potential products for review, there can be no assurance that FDA or other regulatory approvals for any pharmaceutical products developed by the Company will be granted on a timely basis or at all. A delay in obtaining or failure to obtain such approvals would have a material adverse effect on the Company's business and results of operations. Failure to comply with regulatory requirements could subject the Company to regulatory or judicial enforcement actions, including, but not limited to, product recalls or seizures, injunctions, civil penalties, criminal prosecution, refusals to approve new products and withdrawal of existing approvals, as well as potentially enhanced product liability exposure. Sales of the Company's products outside the United States will be subject to regulatory requirements governing clinical trials and marketing approval. These requirements vary widely from country to country and could delay introduction of the Company's products in those countries.

DEPENDENCE ON KEY PERSONNEL

    The Company's success is dependent on its key management and scientific personnel, the loss of whose services could significantly delay the achievement of the Company's planned development objectives. Although the Company has obtained key-man life insurance on Dr. Alvin Glasky in the face amount of $2 million, there can be no assurance that the proceeds of such policy will be sufficient to compensate the Company for any disruptions resulting from the loss of Dr. Glasky's services. Achievement of the Company's business objectives will require substantial additional expertise in such areas as finance, manufacturing and marketing, among others. Competition for qualified personnel among pharmaceutical companies is intense, and the loss of key personnel, or the inability to attract and retain the additional, highly skilled personnel required for the expansion of the Company's activities, could have a material adverse effect on the Company's business and results of operations.

UNCERTAINTY REGARDING PATENTS AND PROPRIETARY RIGHTS

    The Company actively pursues a policy of seeking patent protection for its proprietary products and technologies. The Company owns two United States patents and currently has seven United States patent applications on file. In addition, numerous foreign patents corresponding to the Company's first patent have been granted and corresponding patent applications with respect to the Company's second United States patent and pending United States patent applications have been filed in a number of foreign jurisdictions. However, there can be no assurance that the Company's patents will provide it with significant protection against competitors. Litigation could be necessary to protect the Company's patents, and there can be no assurance that the Company will have the financial or personnel resources necessary to pursue such litigation or otherwise to protect its patent rights. In addition to pursuing patent protection in appropriate cases, the Company also relies on trade secret protection for its unpatented proprietary technology. However, trade secrets are difficult to protect. There can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets, that such trade secrets will not be disclosed or that the Company can effectively protect its rights to unpatented trade secrets. The Company pursues a policy of having its employees and consultants execute proprietary information agreements upon commencement of employment or consulting relationships with the Company, which agreements provide that all confidential information developed or made known to the individual during the course of the relationship shall be kept confidential except in specified circumstances. There can be no assurance, however, that these agreements will provide meaningful protection for the Company's trade secrets or other proprietary information.

    Furthermore, there can be no assurance that claims against the Company will not be raised in the future based on patents held by others or that, if raised, such claims will not be successful. Such claims, if brought, could seek damages as well as an injunction prohibiting clinical testing, manufacturing and marketing of the affected product. If any such actions are successful, in addition to any potential liability for damages, the Company could be required to obtain a license in order to continue to manufacture or market the affected product. There can be no assurance that the Company would prevail in any such action or that any license required under any such patent would be made available under acceptable terms, if at all. There has been, and the Company believes that there will continue to be, significant litigation in the pharmaceutical industry regarding patent and other intellectual property rights. If the Company becomes involved in any litigation, it could consume a substantial portion of the Company's financial and personnel resources regardless of the outcome of such litigation.

COMPETITION

    Competition in the area of pharmaceutical products is intense. There are many companies, both public and private, including well-known pharmaceutical companies, that are engaged in the development of products for certain of the applications being pursued by the Company. Most of these companies have substantially greater financial, research and development, manufacturing and marketing experience and resources than the Company and represent substantial long-term competition for the Company. In addition, there are numerous other companies that are also in the process of developing products for the treatment of diseases and disorders for which the Company is developing products. Such companies may succeed in developing pharmaceutical products that are more effective or less costly than any products that may be developed by the Company.

    Factors affecting competition in the pharmaceutical industry vary depending on the extent to which the competitor is able to achieve a competitive advantage based on proprietary technology. If the Company is able to establish and maintain a significant proprietary position with respect to its products, competition will likely depend primarily on the effectiveness of the product and the number, gravity and severity of its unwanted side effects as compared to alternative products.

    The industry in which the Company competes is characterized by extensive research and development efforts and rapid technological progress. Although the Company believes that its proprietary position may give it a competitive advantage with respect to its proposed drugs, new developments are expected to continue and there can be no assurance that discoveries by others will not render the Company's potential products noncompetitive. The Company's competitive position also depends on its ability to attract and retain qualified scientific and other personnel, develop effective proprietary products, implement development and marketing plans, obtain patent protection and secure adequate capital resources. There can be no assurance that the Company will be able to successfully attract or retain such personnel.

SHARES ELIGIBLE FOR FUTURE SALE

    As of June 22, 1998, the Company had 5,523,807 shares of Common Stock outstanding. An additional 3,953,173 shares of Common Stock are issuable upon the exercise of outstanding options and warrants (including 25,000 shares issuable upon exercise of the Warrant). Substantially all of such shares subject to outstanding options and warrants will, when issued upon exercise thereof, be available for immediate resale in the public market pursuant to currently effective registration statements under the Securities Act or pursuant to Rule 701 promulgated thereunder. In addition, the Equity Line Agreement provides that the Company will issue at least $1 million (up to a maximum of $15 million) of Common Stock during its term, which commences on the date of this Prospectus and continues until the earlier of (i) the Company sells $15 million of Common Stock to the Selling Stockholder, (ii) the Company fails to meet certain obligations under the Equity Line Agreement, or (iii) 30 months from the date of this Prospectus. The shares of stock which the Company may sell to the Selling Stockholder under the Equity Line Agreement will be available for immediate resale in the public market pursuant to this Prospectus. Such resales, or the prospect of such resales, may have an adverse effect on the market price of the Common Stock.


DILUTIVE AND OTHER EFFECTS OF EQUITY LINE AGREEMENT

    While the equity line arrangement governed by the Equity Line Agreement will help provide the Company with additional future financing, the sale of shares thereunder will have a dilutive impact on other stockholders of the Company. As a result, the Company's net income (loss) per share could be materially decreased (increased) in future periods, and the market price of the Common Stock could be materially and adversely affected. In addition, the Common Stock to be issued under the Equity Line Agreement will be issued at a discount to the then-prevailing market price of the Common Stock. These discounted sales could have an immediate adverse effect on the market price of the Common Stock.


    The Company also issued to the Selling Stockholder the Warrant for 25,000 shares of Common Stock exercisable over a three-year period at an exercise price of $11.61875 per share. The issuance or resale of such shares and the shares issuable upon any exercise of the Warrants would have a further dilutive effect on the Company's stockholders and could have an adverse effect on the Company's stock price. The Equity Line will not be available under certain conditions which could require the Company to seek funds from other sources (with the attendant risk factors set forth in the preceding paragraph).


RISK OF PRODUCT LIABILITY

    Although the Company currently carries product liability insurance, there can be no assurance that the amounts of such coverage will be sufficient to protect the Company, nor that there can be any assurance that the Company will be able to obtain or maintain additional insurance on acceptable terms for its clinical and commercial activities or that such additional insurance would be sufficient to cover any potential product liability claim or recall. Failure to maintain sufficient coverage could have a material adverse effect on the Company's business and results of operations.

USE OF HAZARDOUS MATERIALS

    The Company's research and development efforts involve the use of hazardous materials. The Company is subject to federal, state and local laws and regulations governing the storage, use and disposal of such materials and certain waste products. Although the Company believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by federal, state and local regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of an accident, the Company could be held liable for any damages that result and any such liability could exceed the resources of the Company. The Company may incur substantial costs to comply with environmental regulations if the Company develops its own commercial manufacturing facility.

POSSIBLE VOLATILITY OF STOCK PRICE

    The stock market from time to time experiences significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of the Common Stock. In addition, the market price of the Common Stock is likely to be highly volatile. Factors such as fluctuations in the Company's results of operations, timing and announcements of technological innovations or new products by the Company or its competitors, FDA and foreign regulatory actions, developments with respect to patents and proprietary rights, public concern as to the safety of products developed by the Company or others, changes in health care policy in the United States and in foreign countries, changes in stock market analyst recommendations regarding the Company, the pharmaceutical industry generally and general market conditions each may have a significant adverse effect on the market price of the Common Stock. In addition, if the Company's results of operations fail to meet the expectations of stock market analysts and investors, in such event, the market price of the Common Stock could be materially and adversely affected.

CONTROL BY DIRECTORS AND EXECUTIVE OFFICERS

    The Company's directors and executive officers beneficially own in the aggregate approximately 28.3% of the Company's outstanding Common Stock. These stockholders, if acting together, would be able to control substantially all matters requiring approval by the stockholders of the Company, including the election of directors and the approval of mergers or other business combination transactions. Such concentration of ownership could discourage or prevent a change of control of the Company.

EFFECT OF CERTAIN CHARTER AND BYLAWS PROVISIONS

    Certain provisions of the Company's Certificate of Incorporation and Bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of Common Stock. These provisions may make it more difficult for stockholders to take certain corporate actions and could have the effect of delaying or preventing a change in control of the Company.

                           THE EQUITY LINE AGREEMENT


        On March 27, 1998, the Company entered into the Equity Line Agreement with Kingsbridge Capital Limited, a private investor (the "Selling Stockholder"), pursuant to which the Company may issue and sell, from time to time, shares of its Common Stock for cash consideration up to an aggregate of $15 million. Pursuant to the requirements of the Equity Line Agreement, the Company has filed a registration statement, of which this Prospectus forms a part, in order to permit the Selling Stockholder to resell to the public any shares that it acquires pursuant to the Equity Line Agreement. Commencing as of the date the registration statement of which this Prospectus forms a part is declared effective by the Securities and Exchange Commission and continuing for a period of 30 months thereafter, the Company may from time to time at its sole discretion, and subject to certain restrictions set forth in the Equity Line Agreement, sell ("put") shares of its Common Stock to the investor at a price equal to 88 percent of the then current average market price of the Company's Common Stock, as determined under the Equity Line Agreement. Puts can be made every 15 days in amounts ranging from a minimum of $250,000 to a maximum of $2,000,000, depending on the trading volume and the market price of the Common Stock at the time of each put. The Company is required to put at least $1,000,000 of its Common Stock to the Selling Stockholder over the life of the Equity Line Agreement. As of the date of this Prospectus, no shares of Common Stock have been issued under the Equity Line Agreement.



        Under the Equity Line Agreement, the average market price of the Company's Common Stock for purposes of calculating the purchase price to be paid by the Selling Stockholder will be calculated as the average of the lowest trade prices of the Common Stock (as reported by Nasdaq) on each of the five days on which the Nasdaq National Market is open for business (a "trading day"), during the period which includes the two trading days preceding the day on which the Company delivers notice to the Selling Stockholder that the Company is exercising a put (a "Put Notice"), the trading day on which the Put Notice is delivered, and the two trading days following the trading day on which the Put Notice is delivered.



        The Company's ability to put shares of its Common Stock, and the Selling Stockholder's obligation to purchase the Shares, is conditioned upon the satisfaction of certain conditions. These conditions include: (i) the registration statement of which this Prospectus forms a part shall have been declared effective by the Commission, (ii) the representations and warranties of the Company set forth in the Equity Line Agreement must be accurate as of the date of each put, (iii) the Company shall have performed and complied with all obligations under the Equity Line Agreement, the Registration Rights Agreement entered into between the Company and the Selling Stockholder in connection with the Equity Line Agreement and the Warrant required to be performed as of the date of each put, (iv) no statute, rule, regulation, executive order, decree, ruling or injunction shall be in effect which prohibits or directly and adversely affects any of the transactions contemplated by the Equity Line Agreement, (v) at the time of a put, there shall have been no material adverse change in the Company's business, operations, properties, prospects or financial condition since the date of filing of the Company's most recent periodic report filed with the Commission pursuant to the Securities Exchange Act of 1934, (vi) the Company's Common Stock shall not have been delisted from the Nasdaq National Market nor suspended from trading, (vii) the number of shares to be put to the Selling Stockholder, together with any shares then held by the Selling Stockholder, shall not exceed 9.9% of all shares of Common Stock of the Company that would be outstanding upon completion of the put, (viii) the Company's Common Stock must have a minimum bid price of $3.00 per share at the time of the put, and
(ix) the average trading volume of the Company's Common Stock for 26 of the 30 consecutive trading days immediately preceding a put must be at least 10,000 shares per day.



        The Selling Stockholder has agreed that it will not engage in short sales of the Company's Common Stock except during the three-day period commencing on the date the Company elects to exercise a put and sell shares to the Selling Stockholder and ending three days later on the date certificates representing the shares are delivered to the Selling Stockholder. Any short sales by the Selling Stockholder may be covered only with shares of Common Stock issued to the Selling Stockholder pursuant to the Equity Line Agreement.



        In conjunction with the Equity Line Agreement, on March 27, 1998, the Company issued to the Selling Stockholder the Warrant, which entitles the holder to purchase 25,000 shares of Common Stock of the Company at a price of $11.61875 per share. The Warrant is exercisable at any time beginning on September 24, 1998 and ending on September 24, 2001. The Warrant contains provisions that protect against dilution by adjustment of the exercise price and the number of shares issuable thereunder upon the occurrence of certain events, such as a merger, stock split or reverse stock split, stock dividend or recapitalization. The exercise price of the Warrant is payable either (i) in cash or (ii) by a "cashless exercise", in which that number of shares of Common Stock underlying the Warrant having a fair market value at the time of exercise equal to the aggregate exercise price are cancelled as payment of the exercise price.

                                 USE OF PROCEEDS


        The proceeds from the sale of the Shares will be received directly by the Selling Stockholder. No proceeds will be received by the Company from the sale of the Shares offered hereby.



        However, the Company will receive the put price paid pursuant to the Equity Line Agreement if and to the extent Common Stock is sold by the Company pursuant thereto. The put price equals 88 percent of the then current average market price of the Company's Common Stock, as determined under the Equity Line Agreement. The Company will also receive the proceeds, if any, relating to the exercise of the Warrant. The exercise price of the Warrant is $11.61875 per share. See "The Equity Line Agreement."

                           PRICE RANGE OF COMMON STOCK

        The Company's Common Stock is currently listed on the Nasdaq National Market under the symbol "NEOT." For each quarter since trading commenced, on September 26, 1996, the high and low bid quotations of the Company's Common Stock, as reported by Nasdaq were as follows:

                                                        Common Stock
                                                          Bid Price
                                                     ------------------
                                                      High        Low
                                                     -------    -------
        Year Ended December 31, 1996:
             Quarter Ended
        September 30, 1996                           $ 6-1/4    $ 5-1/4
        December 31, 1996                            $ 6        $ 3-3/4

        Year Ended December 31, 1997:
             Quarter Ended
        March 31, 1997                               $ 6-3/4    $ 3-7/8
        June 30, 1997                                $16-3/8    $ 4-7/8
        September 30, 1997                           $15-7/8    $11-1/2
        December 31, 1997                            $14-1/2    $ 7

        Year Ending December 31, 1998:
             Quarter Ended
        March 31, 1998                               $ 8-7/8   $ 8-1/2

        The foregoing bid quotations reflect inter-dealer prices, without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.

                                 DIVIDEND POLICY

        The Company has not paid a dividend on its capital stock and does not anticipate paying any such dividends in the foreseeable future.

                         DETERMINATION OF OFFERING PRICE

        The Common Stock offered by this Prospectus may be offered for sale from time to time in transactions on the Nasdaq National Market, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. As such, the offering price is indeterminate as of the date of this Prospectus. See "Plan of Distribution."

                                 CAPITALIZATION

        The following table sets forth the capitalization of the Company as of March 31, 1998.

                                                                                  MARCH 31, 1998
                                                                                  --------------
Long-term debt ..............................................................      $    151,584
                                                                                   ------------

Stockholders' equity:

Preferred Stock, $.001 par value: 5,000,000 shares
   authorized, no shares issued or outstanding ..............................                --

Common Stock, $.001 par value:  25,000,000 shares
   authorized, 5,474,307 shares issued and outstanding (1) ..................        23,378,034

Unrealized gains on available-for-sale securities ...........................            21,666

Deficit accumulated during the development stage ............................       (15,173,515)
                                                                                   ------------

   Total stockholders' equity ...............................................         8,226,185
                                                                                   ------------

      Total capitalization ..................................................      $  8,377,769
                                                                                   ============

----------


(1) Does not include: (a) 3,221,000 shares of Common Stock issuable upon exercise of warrants outstanding as of March 31, 1998 (including 25,000 shares issuable upon exercise of the Warrant); (b) 776,973 shares of Common Stock issuable upon exercise of stock options outstanding as of March 31, 1998; and (c) shares of Common Stock issuable to the Selling Stockholder pursuant to the Equity Line Agreement.

                      SELECTED CONSOLIDATED FINANCIAL DATA

        The Selected Consolidated Financial Data set forth below for the year ended December 31, 1996 and 1997 and with respect to the Balance Sheet Data at December 31, 1997 are derived from, and are qualified by reference to, the audited Consolidated Financial Statements and related Notes thereto included elsewhere in this Prospectus and should be read in conjunction with those audited Consolidated Financial Statements and Notes thereto. The Statements of Operations Data with respect to the three month periods ended March 31, 1997 and 1998 and the period from June 15, 1987 (inception) through March 31, 1998 and the Balance Sheet Data at March 31, 1998 are unaudited, but have been prepared on the same basis as the audited financial statements and in the opinion of management contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The Selected Consolidated Financial Data of the Company set forth below is qualified by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus.

                                                                                                                  Period from
                                                                                     Three Months                June 15, 1987
                                          Years Ended December 31,                  Ended March 31,               (Inception)
                                      -------------------------------       ------------------------------          through
                                          1996               1997               1997               1998          March 31, 1998
                                      ------------       ------------       ------------       ------------      --------------
STATEMENTS OF OPERATIONS DATA:
Revenue from grants                   $         --       $         --       $         --       $         --       $    497,128
                                      ------------       ------------       ------------       ------------       ------------
Operating expenses:
   Research and development                615,485          4,508,255            548,815          1,787,962          9,263,029
   General and administrative              659,895          2,341,276            498,964            740,289          6,510,671
                                      ------------       ------------       ------------       ------------       ------------
        Total operating expenses         1,275,380          6,849,531          1,047,779          2,528,251         15,773,700
                                      ------------       ------------       ------------       ------------       ------------
Other income (expense):
   Interest income, net                    216,462            689,589            228,804             28,771            514,168
   Miscellaneous, net                       20,043             (1,599)                --             (8,811)            37,889
                                      ------------       ------------       ------------       ------------       ------------
        Total other income, net            236,505            687,990            228,804             19,960            552,057
                                      ------------       ------------       ------------       ------------       ------------
   Basic and diluted loss             $ (1,038,875)      $ (6,161,541)      $   (818,975)      $ (2,508,291)      $(14,724,515)
                                      ============       ============       ============       ============       ============
   Net loss per share                 $      (0.32)      $      (1.14)      $      (0.15)      $      (0.46)
                                      ============       ============       ============       ============
Basic and diluted weighted
  average shares outstanding             3,292,663          5,405,831          5,361,807          5,467,206
                                      ============       ============       ============       ============

                                                      December 31,        March 31,
CONSOLIDATED BALANCE SHEET DATA:                          1997               1998
                                                      ------------       ------------
Working capital                                       $  7,002,281       $  4,744,258
Total assets                                            13,198,473          9,840,443
Total long-term debt                                       176,549            151,584
Deficit accumulated during the development stage       (12,665,224)       (15,173,515)
Stockholders' equity                                    10,543,395          8,226,185

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PRELIMINARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The following information contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results anticipated in the forward-looking statements as a result of certain factors, including those discussed in "Risk Factors" and elsewhere in this Prospectus.

RESULTS OF OPERATIONS

    Overview

        From the inception of the Company in June 1987 through March 31, 1998, the Company devoted its resources primarily to fund its research and development efforts, and incurred a cumulative net loss of approximately $14.7 million. During this period, the Company had only limited revenues from grants, and had no revenues from the sale of products or other sources. The Company expects its operating expenses to increase over the next several years as it expands its research and development and commercialization activities and operations. The Company expects to incur significant additional operating losses for at least the next several years unless such operating losses are offset, if at all, by licensing revenues under strategic alliances with larger pharmaceutical companies which the Company is currently seeking. To enable the Company to maintain its working capital requirements, in March 1998, the Company entered into an equity agreement with a private investor which allows the Company to sell, at its sole discretion, subject to certain restrictions, over a two and one-half year period, up to $15 million of its Common Stock to the investor. See Liquidity and Capital Resources.

    Three Months Ended March 31, 1998 Compared to Three Months Ended March 31, 1997

        There were no revenues during the three months ended March 31, 1998 or the three months ended March 31, 1997.

        Research and development expenses for the three months ended March 31, 1998 increased approximately $1,239,000 or 226% over the same period in 1997. Current period increases were due primarily to costs and expenses associated with the conduct of clinical trials, rent of the Company's new facility, personnel additions, salary increases, consulting fees, research grants made by the Company, and depreciation. In the same period in 1997, the Company had not yet occupied its new facility and was conducting most of its research at offsite facilities with fewer personnel and had begun its first clinical trial late in the period. The Company expects its research and development expenses to continue to increase as it expands its laboratories in its new facility and increases its product development and clinical trial activities.

        General and administrative expenses increased approximately $241,300 or 48% from the same period in 1997 due to facilities rent, the addition of personnel, salary increases, insurance, professional and consulting fees, and travel. The Company expects general and administrative expenses to increase in future periods in support of the expected increases in research and development activities as well as sales and marketing activities should the Company successfully bring one or more of its products to market. Net interest income decreased by approximately $200,000 due to the reduction of invested funds remaining from the Company's public offering in September 1996 and increased interest expense on borrowings. The Company expects its interest earnings to continue to decrease over the next year due to the use of its funds in current operations.

    Year ended December 31, 1997 Compared to Year ended December 31, 1996

        There were no revenues for the twelve month periods ended December 31, 1997 or 1996.

        Research and development expenses for the twelve months ended December 31, 1997 increased by approximately $3.9 million, or 632%, over the previous year. This increase was due primarily to the costs and expenses associated with the commencement of clinical trials as well as personnel additions, salary increases, facilities rent, consulting fees, license fees and insurance costs as the Company continued to expand its operations by utilizing the proceeds from the September 1996 public sale of Common Stock. Research and development expenses are expected to increase as the Company continues to expand its product development and clinical trial activities.

        General and administrative expenses increased approximately $1.7 million or 255% for the year ended December 31, 1997 over the year ended December 31, 1996. General and administrative expenses for 1997 reflect increased expenses related to additional personnel, salary increases, insurance, professional and consulting fees, commissions, facilities rent, travel, regulatory agency and other fees associated with being a public company which were all either significantly higher in 1997 than in 1996, or were initially incurred in 1997. In 1996 the Company operated for a portion of the year on a rent-free basis from the Chief Executive Officer's residence with very limited administrative and technical staff. The Company expects general and administrative expenses to continue to increase in future periods in support of the expected increases in both research and development activities as well as sales and marketing activities should the Company successfully bring one or more of its products to market. Interest income increased by approximately $477,800 or 178% in 1997 over 1996 as a result of the full year's utilization of invested and unallocated proceeds from the September 1996 public offering. The Company expects its interest earnings to decrease over the next year due to its use of funds in current operations.

LIQUIDITY AND CAPITAL RESOURCES

        From inception through March 31, 1998, the Company financed its operations primarily through grants, sales of equity securities, borrowings and deferred payment of salaries and other expenses from related parties. During September and October 1996, the Company effected the sale of a total of 2,700,000 units of its Common Stock and attached warrants to the public. Each unit consisted of one share of Common Stock and one warrant to purchase one share of Common Stock. The aggregate net proceeds of this offering amounted to approximately $18,176,000.

        At March 31, 1998, working capital amounted to approximately $4.7 million. This amount included cash and cash equivalents of approximately $3.7 million and marketable securities and short-term investments of approximately $2.2 million. In comparison, at December 31, 1997, the Company had working capital of approximately $7 million, which included cash and cash equivalents of approximately $7 million (of which approximately $0.9 million was restricted) and marketable securities and short-term investments of approximately $2.1 million. The $2.3 million decrease in working capital during the three months is attributable primarily to the operating loss for the period.

        Effective June 1997, the Company entered into a non-cancelable long-term operating lease with a major developer. The lease runs for seven years and contains two renewal options for five years each at the then fair market value rate. Minimum rental commitments under this lease for the six and one-half year period from January 1998 through June 2002 are approximately $465,600 (1998), $483,100 (1999), $500,500 (2000 and 2001) $538,100 (2002) $554,200 (2003) and
$285,400 (2004). In addition to rentals, the Company is obligated under the lease for real property taxes, insurance and maintenance. In March 1997, the Company also paid the developer approximately $1.4 million for construction of tenant improvements, primarily relating to specialized research and development laboratory facilities.

        The Company has committed an aggregate of $320,700 to a number of universities to conduct general scientific research programs and to provide for Fellowship Grants. These amounts are scheduled to be expended throughout 1998.

        On March 27, 1998, the Company executed an agreement with a private investor (the "Equity Line Agreement") which provides for the Company, at its sole discretion, subject to certain restrictions, to sell ("put") to the investor up to $15 million of its Common Stock, subject to a minimum put of $1 million over the duration of such agreement. The Equity Line Agreement expires thirty months after the effective date of a registration statement (which is required to be filed within 45 days of the closing) and, among other things, provides for minimum and maximum puts ranging from $250,000 to $2,000,000 depending on the Company's stock price and trading volume. Puts cannot occur more frequently than every 15 days, and are subject to a discount of 12% from the then current average market price, as determined under the Equity Line Agreement. In addition, the Company is required to pay sales commissions consisting of cash and shares of Common Stock and will issue to the investor warrants to purchase 25,000 shares of Common Stock at $11.61875 per share.

        Since its inception, the Company has been in the development stage and therefore devotes substantially all of its efforts to research and development. The Company has incurred cumulative losses of approximately $14.7 million through March 31, 1998, and expects to incur substantial losses over the next several years. The Company's future capital requirements and availability of capital will depend upon many factors, including continued scientific progress in research and development programs, the scope and results of preclinical studies and clinical trials, the time and costs involved in obtaining regulatory approvals, the cost involved in filing, prosecuting and enforcing patent claims, competing technological developments, the cost of manufacturing scale-up, the cost of commercialization activities and other factors which may not be within the Company's control. While the Company believes that its existing capital resources (including expected proceeds from sales of Common Stock pursuant to the Equity Line Agreement) will be adequate to fund its capital needs for at least 12 months of operations, the Company also believes that ultimately it will require substantial additional funds in order to complete the research and development activities currently contemplated and to commercialize its proposed products.

        Without additional funding, the Company may be required to delay, reduce the scope or eliminate one or more of its research and development projects, or obtain funds through arrangements with collaborative partners or others which may require the Company to relinquish rights to certain technologies, product candidates or products that the Company would otherwise seek to develop or commercialize on its own. Other factors impacting the future success of the Company are the ability to develop products which will be safe and effective in treating neurological diseases, and the ability to obtain government approval as well as dependency on key personnel.

YEAR 2000 DISCLOSURE

        The Company recognizes the need to ensure its operations will not be adversely affected by the "Year 2000" software failures as such problems may affect its or its major vendors' computer systems and software. The Company is addressing this risk to the availability and integrity of financial systems and the reliability of operational systems. This assessment, which is ongoing, consists, in part, of testing internal computer hardware and software systems, and obtaining assurances from its major vendors that their systems are or are expected to be in compliance with the Year 2000 problem. Based on the work done to date, the Company believes that, with respect to its internal computer hardware and software systems, it is in compliance. The Company also believes that, with respect to the computer systems of its major outside vendors, that should a Year 2000 problem exist whereby a vendor was unable to address the Company's needs, alternative vendors are readily available that could furnish the Company with the same or similar supplies or services that it presently receives from these vendors without undue delay or expense.

                                    BUSINESS

OVERVIEW

        The Company's developmental activities to date have benefited from a close association with the National Institutes of Health ("NIH"). The NIH's National Institute on Aging ("NIA") has funded a portion of the pre-clinical studies on the Company's AIT-082 compound, including toxicity studies. The NIA has committed to fund and conduct two Phase I clinical trials under the auspices of its Alzheimer's Disease Cooperative Study ("ADCS"), a consortium of approximately 35 highly regarded clinical centers throughout the United States. The NIH's National Institute for Mental Health ("NIMH") has also supported the Company's development efforts by providing funds, along with the NIA, for the production of sufficient quantities of the AIT-082 compound to complete pre-clinical toxicity testing and the two Phase I human clinical trials conducted or to be conducted by the ADCS.

        In July 1997, an Investigational New Drug Application ("IND") for AIT-082 was approved by the U.S. FDA and Phase I human clinical testing in the United States for the treatment of Alzheimer's disease began. In addition, AIT-082 received a physician's IND in Canada, where two Phase I clinical trials for testing for the treatment of Alzheimer's disease have been completed. The Company believes that AIT-082 is the first orally active drug to enter human clinical trials that is specifically designed to address the issue of nerve regeneration. In pre-clinical trials, AIT-082 has been shown to induce the production of certain neurotrophic factors, in the brain and in nerve cells in culture. These factors have been reported to induce the multiplication and functional maturation, in the brain, of cholinergic neurons, those neurons known to die in patients who have died from Alzheimer's disease. The Company believes that AIT-082 is the only compound in human clinical trials that has activated, in animals, multiple genes to produce different neurotrophic factors in the specific areas of the brain associated with memory loss.

INTRODUCTION TO THE CENTRAL NERVOUS SYSTEM

        The human brain contains some 10 billion nerve cells, or neurons, each of which has connections with many other neurons. Sensory, motor and cognitive activities are all governed by this complex network of neurons, each member of which communicates with other neurons across junctions known as "synapses." Communication between neurons involves chemical "messengers" known as neurotransmitters, which are released by the sending neuron, diffuse across a small gap, and bind to corresponding receptors on the receiving neuron. Abnormal neuronal communication has been implicated in a range of psychiatric and neurological disorders, including memory deficits, schizophrenia, depression, anxiety, Parkinson's disease and eating disorders.

        The treatment of most diseases is facilitated by cell regeneration, a natural component of human healing. However, in the highly complex realm of neurological diseases, treatment is more difficult because neurons do not naturally regenerate after maturity. Currently available drugs for the treatment of such significant neurological disorders as Alzheimer's and Parkinson's diseases act by increasing or replacing supplies of critical neurotransmitters, but provide time-limited benefits at best. These benefits are limited because the eventual loss of neuronal cells without regeneration means there are eventually fewer nerve cells for those neurotransmitters to activate.

        Much of the early neuroscience-oriented biotechnology research centered on the investigation of certain proteins, known as neurotrophins or neurotrophic factors, which are necessary to the early development of neurons as well as their long-term maintenance and survival. These substances are involved in the fundamental formation and shaping of the nervous system. Given their role in the early neuron development and maintenance, it has been hypothesized that these neurotrophic factors could be used in the treatment of neurodegenerative diseases.

        Since neurons do not naturally regenerate following damage or disease, substantial research has been conducted by academic researchers and by the pharmaceutical industry in developing these factors as possible treatments for a variety of neurological disorders. To date, the usefulness of these factors has been limited by their inability to pass the blood-brain barrier, which serves as a "filter" to keep molecules larger than a certain size from leaving the bloodstream and entering the brain and spinal cord. Therefore, neurotrophic factors, which are large protein molecules, are not effective when administered orally or through injection into the bloodstream because they do not pass through the blood-brain barrier.

        There are currently three alternative approaches to achieving blood-brain barrier access. One approach is to introduce neurotrophic factors by direct injection into the brain through a catheter inserted into a hole drilled into the skull. While this treatment has achieved some success in alleviating some of the symptoms of Alzheimer's disease, the prospect for infection and the inconvenience and expense of the procedure have limited its practical usefulness to date. The second approach is to temporarily chemically modify the blood-brain barrier, which would allow molecules of all sizes (including therapeutic as well as toxic or infectious agents) to enter into the central nervous system. This approach is in the early stage of development, and its utility has not been established.

        The third approach, the one taken by the Company, is to find small molecules which mimic or stimulate the production of neurotrophic factors, can pass through the blood-brain barrier and can be administered orally or through injection into the bloodstream. The small-molecule approach taken by the Company, if successful, could lead to the development of compounds which can either mimic the actions of the larger molecule neurotrophic factors or stimulate the production of such factors within the brain, after administration either orally or through injection. The Company believes that such a development could represent a major advance in the treatment of neurological disorders.

        Neurotrophic factors are involved in the growth differentiation and maturation of cells within the central nervous system. The Company's compounds modify biological processes that involve neurotrophic factors. In the past, research on neurotrophic factors has been greatly hampered by the fact that such factors naturally exist only in small quantities. However, advances in cloning these factors over the past few years have made them more available for research.

THE COMPANY'S DRUG DEVELOPMENT STRATEGY

        The Company is engaged in research that has primarily focused on the development of new drugs that act on the nervous system to treat diseases and conditions characterized by a memory impairment, such as Alzheimer's disease, memory impairment associated with aging and stroke, as well as spinal cord injuries, Parkinson's disease, migraine and depression.

        The technical strategy employed by the Company is the synthesis of proprietary chemical molecules that modify specific biological processes in the body. The methods by which the molecules are synthesized are proprietary and specific molecules and their methods of use have been patented by the Company. The Company's drug design methods are based upon the use of hypoxanthine, a natural purine compound which is contained in the genetic material of all living matter. Hypoxanthine is chemically linked to a variety of other molecules in order to produce the Company's proprietary AIT series of compounds. The various molecules that are linked to hypoxanthine are selected from known biologically active molecules that have therapeutic activity. These compounds exhibit certain functional features of both hypoxanthine (including its ability to facilitate passage through the blood-brain barrier) and the linked therapeutic drugs. Chemical and behavioral studies have given the Company reason to believe that this compound synthesis and selection process increases the probability that the new AIT compounds will retain the efficacy exhibited by their "parent" drugs.

        The Company conducts the synthesis and early testing to establish therapeutic potential necessary to obtain patents on new compounds. In that regard, the Company has conducted pre-clinical testing of the safety and efficacy of certain of its compounds and intends to file an Investigational New Drug Application ("IND") for each such compound. With respect to the Company's AIT-082 compound, some Phase I clinical trials have been or will be conducted by the ADCS, and the Company intends to conduct all other clinical trials pending. The Company intends to seek out large pharmaceutical companies as partners for the development, manufacture and marketing of certain of its compounds.

PRODUCTS IN DEVELOPMENT

        The table below summarizes the primary indications and development status for some of NeoTherapeutics' current research and development programs.

PRODUCT          INDICATIONS            DEVELOPMENT STATUS
-------          -------------------    -----------------------------------------------------------
AIT-082          Alzheimer's Disease    Phase I (U.S.):     Two clinical trials completed(1)
                                        Phase I (Canada):   Two clinical trials completed(1)
                                        Phase I (U.S.):     One clinical trial planned for Q3, 1998
                                        Phase II (U.S.):    One clinical trial in process, 1998

                 Spinal Cord Injury     Pre-IND:

                 Stroke                 Pre-IND

AIT-034          Severe Dementia        Pre-IND:            IND Submission planned 1999

AIT-202          Depression; obesity    Pre-IND

AIT-203          Parkinson's Disease    Pre-IND

AIT-297          Migraine               Pre-IND

----------

   (1)  Final clinical report is not yet completed.

        No assurance can be made that any of the Company's compounds will prove to be effective treatments for the indicated diseases or conditions or for any other purposes, or that any such compounds will receive FDA approval.

COMPOUND AIT-082.

        The Company's AIT-082 molecule (NEOTROFIN(TM), generic name leteprinim potassium) is the most extensively studied compound in the AIT series and has been the primary focus of the Company's research efforts. AIT-082 has been shown in animal studies to enhance working (or recent) memory, the type of memory which is deficient in patients suffering from Alzheimer's disease. In addition, the Company believes that AIT-082 has potential as a treatment for memory impairments that are seen in children, aged and stroke patients. AIT-082 also has potential for treatment of patients with nerve damage such as stroke and spinal cord injury.

        Pre-clinical testing involving laboratory animals conducted by the Company and independent research institutions has indicated that AIT-082 exhibits the following properties and/or effects:

        - Memory: Shown to reduce, delay and prevent memory deficits in aged animals; shown to enhance memory function in young and aged animals.

        - Toxicity: Shown to be non-toxic at the highest testable oral dosage in dogs (1,000 mg/kg) and rats (3,000 mg/kg).

        - Dosage: Effective over a wide range of doses, with effectiveness observed at doses as low as 0.5 mg/kg and up to 60 mg/kg; a single dose has been observed to have measurable effects for more than seven days.

        -   Administration: Active both orally and through injection.

        - Side effects: Has no measured detrimental effect in mice on neurological parameters such as learning rate, motivation, performance or locomotor activity.

        Until completion of human clinical trials, there can be no assurance that these properties and/or effects can be replicated in humans.

        The Company has shown that when administered to neurons in tissue culture, AIT-082 can induce the same neurite outgrowth effects as nerve growth factors ("NGF"). The Company has also shown that AIT-082 causes the production of NGF, neurotrophin-3 ("NT-3") and basic fibroblast growth factor ("bFGF") messenger RNA in tissue culture. In addition, the Company has demonstrated that oral administration of AIT-082 increases the levels of several neurotrophic factor messenger RNAs in the hippocampus and frontal cortex of aged mice. Other researchers have shown in animals that administration of multiple neurotrophins may be more effective as a treatment method than the administration of a single neurotrophic factor. The Company believes that AIT-082's mechanism of action (after it has passed through the blood-brain barrier) involves activating the genes that lead to the production of a number of different neurotrophins. Neurotrophic factors themselves are not orally active and do not pass the blood-brain barrier. Therefore, should oral AIT-082 prove to be an effective treatment for neurological disorders, it could have two distinct practical advantages over neurotrophic factors administered alone directly into the brain as a treatment for such disorders: (i) it can be administered orally; and (ii) it induces the production of multiple neuotrophic factors in those areas of the brain associated with memory.

        The NIA and the NIMH have contracted for and completed production of sufficient quantities of AIT-082 to conduct subchronic animal toxicity studies and early human clinical trials and have provided the funding for these contracts. An IND was approved for AIT-082 by the U.S. FDA in June 1997.

        The ADCS has reviewed the Company's pre-clinical test data and has approved conducting clinical trials with AIT-082 after FDA approval of the Company's IND. A Phase I clinical study of AIT-082 in the United States began in July 1997. This study and one additional study to be initiated in the third quarter of 1998 will be paid for and conducted in the United States by the ADCS. The final clinical report of the first study will be completed in the third quarter of 1998. The ADCS is a consortium of approximately 35 United States clinical centers funded by the NIA to conduct Alzheimer's disease clinical research. In September 1997, the Geriatric Research Group and Memory Clinic, McMaster University, Hamilton, Ontario, completed two Phase I clinical trials on AIT-082. Preliminary results from these clinical trials (conducted on Alzheimer's patients) confirmed that AIT-082 is rapidly absorbed after oral administration and produces no serious side effects at high doses. The Company expects that it will have to fund additional animal and human studies that may include two Phase II and possibly two Phase III human clinical studies prior to submitting AIT-082 to the FDA for marketing approval. There can be no assurance, however, that clinical trials of AIT-082 will be successful, that the marketing of AIT-082 will be approved by the FDA, or that AIT-082 can be successfully marketed to its targeted population. See "Drug Approval Process and Government Regulation."

OTHER COMPOUNDS IN DEVELOPMENT

        Due to the historically limited resources available to the Company and the Company's decision to focus those resources on the development of its AIT-082 compound, its other compounds are in earlier stages of development. These compounds include:

        AIT-034: AIT-034 is a distinct chemical analog of hypoxanthine and pyrollidone that has been demonstrated in animal studies to enhance memory and to reverse memory deficits in severely impaired animals that do not respond to AIT-082. AIT-034 does not induce the production of NGF, and its mechanism of action is therefore believed to be different than AIT-082. The Company believes that AIT-034 could be a complementary product for Alzheimer's disease. The Company expects initial toxicity studies on AIT-034 to commence in the fourth quarter of 1998.

        AIT-202: AIT-202 is a derivative of hypoxanthine and serotonin. The Company believes that AIT-202 has the potential of being developed for the treatment of anxiety, depression or obesity. The Company plans to expand preclinical testing on AIT-202 in 1999.

        AIT-203: AIT-203 is a chemical derivative of hypoxanthine and dopamine. The Company believes that AIT-203 has the potential of being developed as a product for the treatment of Parkinson's disease. The Company plans to expand pre-clinical testing and initiate toxicity studies on AIT-203 in 1999.

        AIT-297: AIT-297 is a derivative of hypoxanthine and norepinephrine that has shown in preliminary studies activities which indicate its potential use for migraine. The Company anticipates expanding pre-clinical testing and initiating toxicity studies on AIT-297 in 1999.

        Until extensive further development and testing is completed, which will take many years, if undertaken at all, the therapeutic and other effects of these compounds cannot be established.

PRIMARY THERAPEUTIC TARGETS

        Alzheimer's Disease. Alzheimer's disease is a neurodegenerative brain disorder that leads to progressive memory loss and dementia. Alzheimer's disease generally follows a course of deterioration over eight years or more, with the earliest symptom being impairment of short-term memory. Alzheimer's disease is now recognized as the most common cause of severe intellectual impairment in persons over the age of 65 in the United States, with approximately four million Americans diagnosed as suffering from Alzheimer's disease. The number of Alzheimer's disease patients is expected to reach 14 million by 2050. Alzheimer's disease is the fourth leading cause of death in the United States with approximately 100,000 deaths per year. The National Alzheimer's Association has estimated that the overall care costs for the treatment and care of the estimated four million United States Alzheimer's disease patients is $100 billion per year.

        The Company is testing two compounds, AIT-082 and AIT-034, which have shown preliminary indications in animals of enhancing or restoring memory, and have potential to be used to treat Alzheimer's disease patients.

        Memory Impairment Associated with Aging. Because the populations of developed countries are increasingly becoming older, the costs and social burden of medical care and housing of aged persons suffering from mentally deteriorative diseases is increasing. The availability of a drug to reduce the memory impairments associated with aging would not only have a significant economic impact but would also greatly improve the quality of life for the elderly population. Both AIT-082 and AIT-034 have shown to be effective in ameliorating memory loss associated with aging in mice.

        Stroke. Among older Americans, stroke ranks as the third leading cause of death. An estimated 500,000 people in the United States suffer strokes each year. The costs associated with the treatment and care of stroke patients are estimated to be approximately $25 billion per year. Most therapeutic approaches to treating strokes are directed towards correcting the circulatory deficit or to blocking the toxic effects of chemicals released in the brain at the time of the stroke. The Company is focusing its emphasis in the treatment of strokes on protecting the cells from injury or degeneration caused by strokes. Since AIT-082 has the potential to enhance nerve regeneration, the Company believes that AIT-082 may prove useful in the treatment of stroke.

        Spinal Cord Injury. There are an estimated 200,000 severely disabled survivors of spinal cord trauma in the United States with approximately 10,000 new injuries each year. The cost of care and services for these individuals is estimated to exceed $10 billion per year. Significant research efforts are currently being focused on the neurotrophic factors that can initiate and support new cell development, guide new or damaged nerves to appropriate targets and maintain neuronal function. Animal studies have shown that functional restorations are possible with appropriate neurotrophic factors. A major obstacle to the effective use of these neurotrophic factors is the delivery of the appropriate neurotrophin to the site of damage. AIT-082 has been shown in mice to cause the production of several neurotrophic factors in the spinal cord after oral administration, demonstrating that it can effectively penetrate the blood-brain barrier. The Company believes that AIT-082 could potentially be used to stimulate the regeneration of nerves damaged by spinal cord injury. The Company has paid $50,000 and has committed an additional $50,000 for the establishment of a NeoTherapeutics Fellowship as part of the Reeve-Irvine Research Center for spinal cord injury at the University of California, Irvine.

BUSINESS STRATEGY

MARKETING AND SALES

        The Company does not currently sell any products and therefore has no marketing, sales, or distribution organization. However, under the terms of any contemplated licensing agreement for developing and commercializing AIT-082 or any of its products, the Company may retain an option to co-market the product in the United States.

        The Company believes the support of the NIA and NIMH, along with the clinical arm of the NIA's research on Alzheimer's disease, the Alzheimer's Disease Cooperative Study (ADCS), contribute significantly to the future marketing and educational efforts directed to physicians who treat Alzheimer's disease patients. The Company believes that this exposure to the leaders in the field of neurodegenerative diseases may reduce the time and marketing costs required to introduce the Company's products when and if they are approved by the FDA.

PRODUCTION

        The Company currently has its compounds manufactured in large scale by third party vendors and has no plans to establish its own manufacturing facilities. In connection with any licensing arrangements it may enter into, the Company intends to retain the rights to control the manufacturing and sale of its compounds to its licensees. Preliminary estimates indicate that AIT-082 can be manufactured cost effectively.

    Strategic Alliance

        The Company believes that its patented technology platform provides a major commercial opportunity for developing strategic alliances with larger pharmaceutical companies. It is the intent of the Company to complete a series of strategic alliances with multi-national or large regional pharmaceutical companies having substantial financial capacity, marketing capability and clinical development expertise. Any potential collaborations will enable the Company to focus on its inherent strength; namely, exploitation of the technology platform to develop additional novel therapies.

        The most common phase in which industry collaborations are completed is the discovery stage, since a license for early stage discoveries generally cost a large pharmaceutical company much less than licensing later stage products. For this reason, the Company chose to postpone the structuring of a corporate sponsored licensing agreement for AIT-082, in favor of an early stage, government assisted development program. By completing strategic alliances later in the development cycle, the Company believes this may create an improved value for its' stockholders that may be reflected in the enhanced terms of any licensing agreement.

    Contemplated Licensing Terms for AIT-082

        In general, the terms of a licensing agreement anticipated by the Company for its lead compound, AIT-082, will include an up-front payment, sustaining research and development payments, milestone payments, and royalties on product sales.

        From time to time, the Company is engaged in licensing discussions with one or more multinational or regional pharmaceutical companies. No assurance can be made that any such discussions will result in a commercial transaction on terms acceptable to the Company.

DRUG APPROVAL PROCESS AND OTHER GOVERNMENT REGULATION

        The production and marketing of the Company's products and its research and development activities are subject to regulation for safety, efficacy and quality by numerous governmental authorities in the United States and other countries. In the United States, drugs are subject to rigorous regulation. The Federal Food, Drug and Cosmetics Act, as amended, and the regulations promulgated thereunder, as well as other federal and state statutes and regulations, govern, among other things, the testing, manufacture, safety, efficacy, labeling, storage, record keeping, approval, advertising and promotion of the Company's proposed products. Product development and approval within this regulatory framework take a number of years and involve the expenditure of substantial resources. In addition to obtaining FDA approval for each product, each drug manufacturing establishment must be registered with, and approved by, the FDA. Domestic manufacturing establishments are subject to regular inspections by the FDA and must comply with Good Manufacturing Practices ("GMP"). To supply products for use in the United States, foreign manufacturing establishments must also comply with GMP and are subject to periodic inspection by the FDA or by regulatory authorities in certain of such countries under reciprocal agreements with the FDA. Drug product and drug substance manufacturing establishments located in California also must be licensed by the State of California in compliance with local regulatory requirements.

        New Drug Development and Approval. The United States system of new drug approval is one of the most rigorous in the world. According to a February 1993 report by the Congressional Office of Technology Assessment, it costs an average of $359 million and takes an average of 15 years from discovery of a compound to bring a single new pharmaceutical product to market. Approximately one in 1,000 compounds that enter the pre-clinical testing stage eventually makes it to human testing and only one-fifth of those are ultimately approved for commercialization. In recent years, societal and governmental pressures have created the expectation that drug discovery and development costs can be reduced without sacrificing safety, efficacy and innovation. The need to significantly improve or provide alternative strategies for successful pharmaceutical discovery, research and development remains a major health care industry challenge.

        Drug Discovery. In the initial stages of drug discovery before a compound reaches the laboratory, typically thousands of potential compounds are randomly screened for activity in an assay assumed to be predictive of a particular disease process. This drug discovery process can take several years. Once a "screening lead" or starting point for drug development is found, isolation and structural determination is initiated. Numerous chemical modifications are made to the screening lead (called "rational synthesis") in an attempt to improve the drug properties of the lead. After a compound emerges from the above process, it is subjected to further studies on the mechanism of action, further in vitro screening against particular disease targets and finally, in vivo animal screening. If the compound passes these evaluation points, animal toxicology is performed to begin to analyze the potential toxic effects of the compound, and if the results indicate acceptable toxicity findings, the compound emerges from the basic research mode and moves into the pre-clinical phase.

        Pre-clinical Testing. During the pre-clinical testing stage, laboratory and animal studies are conducted to show biological activity of the compound against the targeted disease, and the compound is evaluated for safety. These tests can take up to three years or more to complete.

        Investigational New Drug Application (IND). After pre-clinical testing, an IND is submitted to the FDA to begin human testing of the drug. The IND becomes effective if the FDA does not reject it within 30 days. The IND must indicate the results of previous experiments, how, where and by whom the new studies will be conducted, how the chemical compound is manufactured, the method by which it is believed to work in the human body, and any toxic effects of the compound found in the animal studies. In addition, the IND clinical protocol must be reviewed and approved by an Institutional Review Board comprised of physicians and lay people at a hospital or clinic where the proposed studies will be conducted. Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA.

        Phase I Clinical Trials. After an IND becomes effective, Phase I human clinical trials can begin. These studies, involving usually between 20 and 80 healthy volunteers, can take up to one year or more to complete. The studies determine a drug's safety profile, including the safe dosage range. The Phase I clinical studies also determine how a drug is absorbed, distributed, metabolized and excreted by the body, as well as the duration of its action.

        Phase II Clinical Trials. In Phase II clinical trials, controlled studies of approximately 50 to 300 volunteer patients with the targeted disease assess the drug's effectiveness. These studies are designed primarily to evaluate the effectiveness of the drug on the volunteer patients as well as to determine if there are any side effects on these patients. These studies can take up to two years or more. In addition, Phase I/II clinical trials may be conducted that evaluate not only the efficacy but also the safety of the drug on the targeted patient population.

        Phase III Clinical Trials. This phase can last up to three years or more and usually involves 1,000 to 3,000 patients with the targeted disease. During the Phase III clinical trials, physicians monitor the patients to determine efficacy and to observe and report any adverse reactions that may result from long-term and more widespread use of the drug.

        New Drug Application (NDA). After completion of all three clinical trial phases, the data is analyzed and, if the data indicates that the drug is safe and effective, an NDA is filed with the FDA. The NDA must contain all of the information on the drug that has been gathered to date, including data from the clinical trials. NDAs are often over 100,000 pages in length. After passage of the Prescription Drug User Fee Act, average review times for new medicine applications dropped from nearly 30 months in 1992 to less than 18 months in 1996.

        Fast Track Review. In December 1992, the FDA formalized procedures for accelerating the approval of drugs to be marketed for the treatment of certain serious diseases for which no satisfactory alternative treatment exists, such as Alzheimer's disease and AIDS. If it is demonstrated that the drug has a positive effect on disease course during Phase II clinical trials, then the FDA may approve the drug for marketing prior to completion of Phase III testing. At the present time, the Company believes that AIT-082 may be able to qualify for "fast-track" FDA review; however, no assurance can be made that AIT-082 will ultimately be demonstrated to meet the requirements for such "fast-track" review.

        Approval. If the FDA approves the NDA, the drug becomes available for physicians to prescribe. The Company must continue to submit periodic reports to the FDA, including descriptions of any adverse reactions reported. For certain drugs which are administered on a long-term basis, the FDA may request additional clinical studies (Phase IV) after the drug has begun to be marketed to evaluate long-term effects.

        In addition to regulations enforced by the FDA, the Company is also subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other present and future federal, state or local regulations. The Company's research and development activities involve the controlled use of hazardous materials, chemicals, viruses and various radioactive compounds. Although the Company believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damages that result, and any such liability could exceed the resources of the Company.

        For marketing outside the United States, the Company or its prospective licensees will be subject to foreign regulatory requirements governing human clinical trials and marketing approval for drugs and devices. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary widely from country to country.

PATENTS AND PROPRIETARY RIGHTS

        Patents and other proprietary rights are vital to the Company's business. The Company's policy is to seek patent protection for its proprietary compounds and technology, and it intends to protect its technology, inventions and improvements to inventions that are commercially important to the development of its business. The Company also intends to rely on trade secrets, know-how, continuing technology innovations and licensing arrangements to develop and maintain its competitive position.

        On February 25, 1992, Dr. Alvin Glasky was issued a United States patent (No. 5,091,432) which establishes proprietary rights for a series of compounds whose chemistry is based upon a purine, hypoxanthine, and for the use of these compounds in the treatment of neuroimmunologic disorders. This patent expires on March 28, 2010. These compounds are bi-functional drugs that combine the ability of hypoxanthine to be absorbed rapidly into the body with the pharmacological activity of a second molecular component. These second components were selected to provide a wide variety of potential therapeutic applications that act on the central nervous system to treat neurodegenerative diseases or conditions associated with Alzheimer's disease, impairment associated with aging, Parkinson's disease, stroke, spinal cord injuries, migraine and depression. On September 5, 1995, Dr. Glasky was issued a second United States patent (No. 5,447,939) which covers the treatment of neurological and neurodegenerative diseases through modification of certain biochemical processes in cells. This patent expires on July 25, 2014. This second patent incorporates certain technology developed under the auspices of, and belonging to, McMaster University in Ontario, Canada.

        Both patents have been assigned to the Company by Dr. Glasky. In connection with these assignments, Dr. Glasky has been granted a royalty of two percent of all revenues derived by the Company from the use and sale by the Company of any products which are covered by either of the aforementioned patents or any subsequent derivative patents, in each case for the life of the patent. However, Dr. Glasky will not receive any royalties with respect to sales of products which utilize patent rights licensed to the Company by McMaster University. In the event the Company terminates Dr. Glasky's employment without cause, the royalty rate shall be increased to five percent, and in the event Dr. Glasky dies, his estate or family shall be entitled to continue to receive royalties at the rate of two percent. With respect to the second United States patent, the Company and McMaster University have entered into a license agreement whereby McMaster University has licensed to the Company all patent rights belonging to McMaster University contained in such patent. This agreement calls for minimum payments by the Company of $25,000 per year to McMaster University, with the first payment due in July of 1997, and for the Company to pay to McMaster University a royalty of five percent of the net sales of all products sold by the Company which incorporate the patent rights licensed to the Company by McMaster University.

        In addition to a number of foreign patents which have been granted corresponding to the first United States patent, the Company also currently has seven additional United States patent applications and a number of corresponding foreign patent applications on file. During June 1998, the Company received a Notice of Allowance from the United States Patent and Trademark Office with respect to one of the Company's pending patent applications. There can be no assurance, however, that the scope of the coverage claimed in the Company's other patent applications will not be significantly reduced prior to a patent being issued.

        The patent positions of pharmaceutical and drug development companies are generally uncertain and involve complex legal and factual issues. There can be no assurance that third parties will not assert patent or other intellectual property infringement claims against the Company with respect to its products or technology or other matters. There may be third-party patents and other intellectual property relevant to the Company's products and technology which are not known to the Company. Patent litigation is becoming more common in the biopharmaceutical industry. Litigation may be necessary to defend against or assert claims of infringement, to enforce patents issued to the Company, to protect trade secrets owned by the Company or to determine the scope and validity of proprietary rights of third parties. Although no third party has asserted that the Company is infringing such third party's patent rights or other intellectual property, there can be no assurance that litigation asserting such claims will not be initiated, that the Company would prevail in any such litigation or that the Company would be able to obtain any necessary licenses on reasonable terms, if at all. Any such claims against the Company, whether meritorious or not, as well as claims initiated by the Company against third parties, can be time consuming and expensive to defend or prosecute and to resolve. If competitors of the Company prepare and file patent applications in the United States that claim technology also claimed by the Company, the Company may have to participate in interference proceedings declared by the Patent and Trademark Office to determine priority of invention, which could result in substantial cost to the Company, even if the outcome were to ultimately be favorable to the Company. The results of such proceedings are highly unpredictable and, as a result of such proceedings, the Company may have to obtain licenses in order to continue to conduct clinical trials, manufacture or market certain of its products. No assurance can be made that the Company will be able to obtain any such licenses on favorable terms, if at all.

        The Company also relies upon unpatented trade secrets and improvements, unpatented know-how and continuing technological innovation to develop and maintain its competitive position, which it seeks to protect in part, by confidentiality agreements with its employees and consultants and with corporate partners and/or collaborators as such relationships are formed in the future. The agreements provide that all confidential information developed or made known to an individual during the course of the employment or consulting relationship shall be kept confidential and not disclosed to third parties except in specified circumstances. In the case of employees, the agreements provide that all inventions conceived by the individual while employed by the Company shall be the exclusive property of the Company. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for breach, or that the Company's trade secrets will not otherwise become known or be independently discovered by competitors.

COMPETITION

        The pharmaceutical industry is characterized by rapidly evolving technology and intense competition. Many companies of all sizes, including a number of large pharmaceutical companies as well as several specialized biotechnology companies, are engaged in activities similar to that of the Company. The Company's competitors include Amgen, Inc., Bayer AG, Eli Lilly and Co., Novartis, Bristol-Myers Squibb Company, Glaxo Wellcome PLC, Regeneron Pharmaceuticals, Inc., Vertex Pharmaceuticals, Inc., Guilford Pharmaceuticals, Inc., Cephalon, Inc., Warner-Lambert Co., Hoechst Marion Roussel Ltd. and Pfizer, Inc., among others. In addition, colleges, universities, governmental agencies and other public and private research institutions will continue to conduct research and are becoming more active in seeking patent protection and licensing arrangements to collect license fees, milestone payments and royalties in exchange for license rights to technologies that they have developed, some of which may be directly competitive with that of the Company. These companies and institutions also compete with the Company in recruiting highly qualified scientific personnel. Many of the Company's competitors have substantially greater financial, research and development, human and other resources than the Company. Furthermore, large pharmaceutical companies have significantly more experience than the Company in pre-clinical testing, human clinical trials and regulatory approval procedures.

        Although the Company has begun to conduct clinical trials with respect to AIT-082, the Company has not conducted clinical trials with respect to any of its other compounds under development nor has it sought the approval of the FDA for any product based on such compounds. Furthermore, if the Company is permitted to commence commercial sales of products based on compounds it develops, including AIT-082 and decides to manufacture and sell such products itself, then the Company will also be competing with respect to manufacturing efficiency and marketing capabilities, which are areas in which the Company has no prior experience.

        Any product for which the Company obtains FDA approval must also compete for market acceptance and market share. A number of drugs intended for the treatment of Alzheimer's disease, memory loss associated with aging, stroke and other neurodegenerative diseases and disorders are on the market or in the later stages of clinical testing. Two drugs are currently approved in the United States for the treatment of Alzheimer's disease and both are cholinesterase inhibitors: Cognex(R) (tacrine), formerly marketed by Warner-Lambert Co. and CoCensys, Inc. , and Aricept(R) (donepezil), licensed by Pfizer, Inc. from Eisai Co, Ltd..

        Certain technologies under development by other pharmaceutical companies could result in treatments for Alzheimer's disease and other diseases and disorders for which the Company is developing its own treatments. Several other companies are engaged in research and development of compounds which use neurotrophic factors in a manner similar to that of the Company's compounds. In the event that one or more of these programs were successful, the market for the Company's products could be reduced or eliminated.

        The Company expects technological developments in the neuropharmacology field to continue to occur at a rapid rate and expects competition will remain intense as advances continue to be made. Although the Company believes, based on the preliminary pre-clinical test results involving certain of its compounds, that it will be able to continue to compete in the discovery and early clinical development of compounds for neurological disorders, there can be no assurance that the Company will be able to do so, and the Company does not presently have sufficient resources to compete with major pharmaceutical companies in the areas of later-stage clinical testing, manufacturing and marketing.

LEGAL PROCEEDINGS

        The Company is from time to time involved in various legal proceedings that relate to the ordinary course of its business. The Company is not currently involved in any material litigation or legal proceedings.

        The Company is currently involved in a dispute with several former employees, as to which no formal legal proceedings are pending. In 1990 and 1993 the Company entered into agreements (since amended) with four former and two current employees to exchange an aggregate of 678,836 shares of Common Stock for indebtedness arising from accrued compensation and unreimbursed expenses. The Common Stock was subject to forfeiture if the Company failed to attain specified revenue goals. As of December 31, 1997, the Company did not achieve the revenue goals set forth in the agreements, as previously amended. Several former employees who are parties to the agreements have indicated disagreement with the Company's position and, to date, none of the shares have been surrendered for cancellation. The Company's Chief Executive Officer and his wife, an employee of the Company, have indicated that they are willing to conditionally surrender their shares, (amounting to an aggregate of 400,245 shares) subject to resolution of the dispute with the aforementioned former employees. Until such time as the Company can obtain the surrender of all of these shares and the matter is fully resolved, the Company is accounting for all of the stock, which it has deemed forfeited, as issued and outstanding.

PROPERTIES

        During June 1997, the Company relocated its research and development and corporate administrative offices to a new 34,000 square foot facility constructed for it in Irvine, California. The facility is occupied under a non-cancellable lease for seven years and contains two five year options to renew. The monthly rent for the Irvine facility is $38,800 plus taxes, insurance and common area maintenance and, beginning in July 1999, minimum cost of living increases. The Company also maintains a small administrative office in Zurich, Switzerland on an expense sharing basis.

EMPLOYEES

        As of June 22, 1998, the Company had thirty-three full-time employees, of which eight hold Ph.D. degrees, and one part-time employee. There can be no assurance that the Company will be able to attract and retain qualified personnel in sufficient numbers to meet its needs. The Company's employees are not subject to any collective bargaining agreements, and the Company regards its relations with its employees to be good.

                                   MANAGEMENT

        The following table sets forth certain information with respect to each person who is an executive officer or a director of the Company:

Name                                        Age                 Position
----                                        ---                 --------
Executive Officers and Directors
Alvin J. Glasky, Ph.D.  .................    65       Chairman of the Board,
                                                        Chief Executive Officer, President
                                                        and Director
Samuel Gulko.............................    66       Chief Financial Officer, Treasurer,
                                                        Secretary and Director
Stephen Runnels..........................    49       Executive Vice President and Director
Michelle S. Glasky, Ph.D.  ..............    39       Vice President Scientific Affairs
Mark J. Glasky...........................    35       Director
Frank M. Meeks...........................    53       Director
Carol O'Cleireacain, Ph.D.  .............    51       Director
Paul H. Silverman, Ph.D., D.Sc.  ........    73       Director
Eric L. Nelson, Ph.D.  ..................    73       Director
Joseph Rubinfeld, Ph.D.  ................    65       Director

Executive Officers and Directors

        Alvin J. Glasky, Ph.D., has been Chief Executive Officer, President and a director of AIT since its inception in June 1987, and has served as the Chairman of the Board, Chief Executive Officer, President and a director of the Company since July 1989, when AIT became a wholly owned subsidiary of the Company. From March 1986 to January 1987, Dr. Glasky was Executive Director of the American Social Health Association, a non-profit organization. From 1968 until March 1986, Dr. Glasky was the President and Chairman of the Board of Newport Pharmaceuticals International, Inc., a publicly-held pharmaceutical company that developed, manufactured and marketed prescription medicines. From 1966 to 1968, Dr. Glasky served as Director of Research for ICN Pharmaceutical, Inc. and as Director of the ICN-Nucleic Acid Research Institute in Irvine, California. During that period he was also an assistant professor in the Pharmacology Department of the Chicago Medical School. Dr. Glasky currently is a Regent's Professor at the University of California, Irvine. Dr. Glasky received a B.S. degree in Pharmacy from the University of Illinois College of Pharmacy in 1954 and a Ph.D. degree in Biochemistry from the University of Illinois Graduate School in 1958. Dr. Glasky was also a Post-Doctoral Fellow, National Science Foundation, in Sweden.

        Samuel Gulko has served as the Chief Financial Officer of the Company since September 1996 and was elected to serve as a director and appointed Treasurer and Secretary of the Company in June 1998. From 1968 until March 1987, Mr. Gulko served as a partner in the audit practice of Ernst & Young, LLP, Certified Public Accountants. From April 1987 to the present, Mr. Gulko has been self-employed as a Certified Public Accountant and business consultant, as well as the part-time Chief Financial Officer of several companies. Mr. Gulko obtained his B.S. degree in Accounting from the University of Southern California in 1958.

        Stephen Runnels joined the Company as Executive Vice President in April, 1997 and was elected to serve as a director of the Company in June 1998. Prior to joining the Company, Mr. Runnels held the position of Vice President, Marketing and Business Development for Sigma-Aldrich, Inc., a Fortune 500 manufacturer of biochemicals, pharmaceuticals, and biotechnology products. Mr. Runnels has also held positions as Vice President - Sales and Marketing for Irvine Scientific, and Vice President, International Operations for Gamma Biologicals. Mr. Runnels is certified by the American Society of Clinical Pathologists as a specialist in Immunohematology, and was an instructor of Clinical Immunology at Arizona State University. Mr. Runnels obtained a B.S. in Cell Biology from the University of Arizona.

        Michelle S. Glasky, Ph.D. joined the Company as Director of Scientific Affairs in July 1996 and was promoted to Vice President, Scientific Affairs in June 1997. Prior to joining the Company, Dr. M. Glasky worked at the Department of Pathology, University of Southern California School of Medicine, as a Research Associate and Laboratory Administrator from February 1991 until July 1996. Dr. M. Glasky served as a consultant to the Company from August 1990 to July 1996. Dr. M. Glasky holds a research professor position at the University of California, Irvine. Dr. M. Glasky received a B.A. degree in Microbiology from the University of California, San Diego in 1981, and a Ph.D. degree in Biomedical Sciences from the University of Texas Health Science Center in 1988. Dr. M. Glasky completed a post-doctoral fellowship at Stanford University School of Medicine.

        Mark J. Glasky has been a director of the Company since August 1994. Since 1982, Mr. Glasky has been employed by Bank of America NT&SA in various corporate lending positions and currently serves as Vice President Commercial Banking Manager. Mr. Glasky obtained a B.S. degree in International Finance from the University of Southern California in 1983 and an M.B.A. degree in Corporate Finance from the University of Texas at Austin in 1987.

        Frank M. Meeks has been a director of the Company since July 1989. Since September 1992, Mr. Meeks has been pursuing personal investments in real estate, property management and oil and gas. Mr. Meeks was employed by Environmental Developers, Inc., a real estate development and construction company, from June 1979 until March 1993, first as Vice President and finally as Financial Vice President. Mr. Meeks obtained a B.S. degree in Business Administration from Wittenberg University in 1966, and an M.B.A. degree from Emory University in 1967. Mr. Meeks is a non-practicing certified public accountant and a licensed real estate broker.

        Carol O'Cleireacain, Ph.D., has been a director of the Company since September 1996. Dr. O'Cleireacain has served as an independent economic and management consultant in New York City since 1994. Since June 1998, Dr. O'Cleireacain was reaffiliated with the Brookings Institution as a non-resident Senior Fellow in Economic Studies. Since 1997, Dr. O'Cleireacain has been an adjunct Associate Professor at the Wagner Graduate School of Public Service, New York University and at Barnard College, Columbia University and is serving on a Presidential Commission examining the possibility of a capital budget for the United States. Since May 1996, Dr. O'Cleireacain has served as a director of Franklin Research and Development Corp., an employee-owned investment company in Boston. From March 1996 until June 1997, Dr. O'Cleireacain was a Visiting Fellow, Economic Studies, at The Brookings Institution in Washington D.C., where she authored The Orphaned Capital: Adopting the Right Revenues for the District of Columbia. From April 1994 through April 1996, Dr. O'Cleireacain served as the first nominee of the United Steelworkers of America and the first woman director of ACME Metals Inc. Dr. O'Cleireacain served as the Director of the New York City Office of Management and Budget from August 1993 until December 1993. From February 1990 until August 1993, Dr. O'Cleireacain was the Commissioner of the New York City Department of Finance. Dr. O'Cleireacain received a B.A. degree, with honors, in Economics from the University of Michigan in 1968, an M.A. degree in Economics from the University of Michigan in 1970 and a Ph.D. in Economics from the London School of Economics in 1977. Dr. O'Cleireacain is a member of the Council of Foreign Relations.

        Paul H. Silverman, Ph.D., D.Sc., has been a director of the Company since September 1996. Dr. Silverman has served as a Director for the Western Center of the American Academy of Arts and Sciences located on the University of California, Irvine campus since March 1997. Since March 1993, Dr. Silverman has also been an Adjunct Professor in the Department of Medicine at the University of California, Irvine. From January 1994 until July 1996 Dr. Silverman served as an Associate Chancellor for the Center for Health Sciences at the University of California, Irvine. From August 1992 until January 1994, Dr. Silverman served as the Director of Corporate and Government Affairs at the Beckman Laser Institute and Medical Clinic in Irvine, California. From November 1990 until December 1993, Dr. Silverman served as Director of Scientific Affairs at Beckman Instruments, Inc. Prior to 1990, Dr. Silverman served as the Director of the Systemwide Biotechnology Research and Education Program for the University of California; the Director of the Donner Laboratory and an Associate Director of the Lawrence Berkeley Laboratory at the University of California, Berkeley; as the President of the University of Maine at Orono; as the President of The Research Foundation of the State University of New York, and as the head of the Department of Immunoparasitology at Glaxo, Ltd. Dr. Silverman received his Ph.D. in Parasitology and Epidemiology and his Doctor of Science degree from the University of Liverpool, England.

        Eric L. Nelson, Ph.D. was elected to serve as director of the Company in June 1998. Dr. Nelson was Founder, President and Chairman of the Board of publicly held Nelson Research & Development Company, a pioneer in the use of drug receptor technology to design and develop pharmaceutical products and novel drug delivery systems, from 1972 to 1986. Prior to founding Nelson Research, Dr. Nelson served as Senior Vice-President for Research and Development at Allergan Pharmaceuticals, Inc., a world leader in eye care products, where he was responsible for establishing the company's research organization. Since 1986, Dr. Nelson has been a consultant to the pharmaceutical research industry. Dr. Nelson has served on the Scientific Advisory Board of the Company since 1987 and currently serves on a number of committees and foundations associated with the University of California, Irvine. Dr. Nelson received his Ph.D. in Microbiology from the University of California, Los Angeles.

        Joseph Rubinfeld, Ph.D., was elected to serve as a director of the Company in June 1998. Dr. Rubinfeld is the co-founder of publicly held SuperGen, Inc., a pharmaceutical company focused on drugs for life-threatening diseases, particularly cancer, and has served as the Chief Executive Officer, President and a director since its inception in March 1991 and was Chief Scientific Officer from inception until September 1997. Since May 1996, Dr. Rubinfeld has served as a Director of Antivirals, Inc., a biopharmaceutical company. Dr. Rubinfeld was one of the four initial founders of Amgen, Inc., a biotechnology company, in 1980 and served as Vice President and Chief of Operations until 1983. From 1987 to 1990, Dr. Rubinfeld was a Senior Director at Cetus Corporation, a former biotechnology company. From 1968 to 1980, Dr. Rubinfeld was employed at Bristol-Myers Company International Division ("Bristol-Myers") in a variety of positions, most recently as Vice President and Director of Research and Development. While at Bristol-Myers, Dr. Rubinfeld was instrumental in licensing the original anticancer line of products for Bristol-Myers, including Mitomycin and Bleomycin. Prior to that time, Dr. Rubinfeld was a research scientist with several pharmaceutical and consumer product companies including Schering-Plough Corporation and Colgate-Palmolive Co. Dr. Rubinfeld received his Ph.D. in Chemistry and his M.A. degree in Chemistry from Columbia University, New York.

        Mark J. Glasky and Dr. Michelle S. Glasky are the adult son and daughter, respectively, of Dr. Alvin Glasky.

        The Board of Directors of the Company currently consists of nine directors and there are no vacancies. All directors hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified. Officers are elected by, and serve at the discretion of, the Board of Directors. The Board of Directors currently has two committees. The Compensation Committee, which consists of Drs. Nelson, O'Cleireacain and Silverman, has been established to recommend salaries and incentive compensation for executive officers of the Company. The Audit Committee, which consists of Dr. O'Cleireacain, Mr. Glasky and Mr. Meeks, has been established to review the results and scope of the audit and other services provided by the Company's independent public accountants.

SCIENTIFIC ADVISORY BOARD

        The Company has established a Scientific Advisory Board consisting of distinguished scientists whom the Company believes will make a contribution to the development of the Company's business. The Scientific Advisory Board members review the Company's research and development progress, advise the Company of advances in their fields and assist in identifying special product opportunities. Members are compensated on a consulting fee basis for their services and are reimbursed for reasonable travel expenses. Each of Dr. Nelson and Dr. Krassner, in their capacity as members of the Scientific Advisory Board, received options to purchase 6,000 shares of Common Stock for $0.025 per share as compensation for their services during 1996. All of the advisors are employed by employers other than the Company and may have commitments to, or consulting or advisory agreements with, other entities, including potential competitors of the Company, that may limit their availability to the Company. Although these advisors may contribute significantly to the affairs of the Company, none are required to devote more than a small portion of his time to the Company in their capacity as members of the Scientific Advisory Board. The members of the Scientific Advisory Board currently are as follows:

        Stuart M. Krassner, Ph.D. has been affiliated with the University of California, Irvine since 1965, currently as Professor of Biological Sciences and formerly in several administrative positions, most recently as Associate Dean of Research and Graduate Studies. Dr. Krassner has conducted research at both the Rockefeller University (New York) and the Swiss Tropical Institute (Basel). Dr. Krassner's research interests included parasitology and immunology and has numerous publications in those fields. Dr. Krassner received his doctorate degree in Parasitology from Johns Hopkins University in 1961.

        Eric L. Nelson, Ph.D. See "Executive Officers and Directors."

        Paul H. Silverman, Ph.D., D.Sc. See "Executive Officers and Directors."

EXECUTIVE COMPENSATION

        The following tables present summary information regarding the compensation paid and stock options granted to each of the Company's Chief Executive Officer and its Executive Vice President (the "Named Executive Officers") for services rendered to the Company in all capacities during the fiscal years ended December 31, 1996 and 1997. No other executive officer of the Company received compensation in 1997 in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                                                             COMPENSATION
                                                                                                AWARDS
                                                                                             ------------
                                                     ANNUAL COMPENSATION                      SECURITIES
                                                    ---------------------                     UNDERLYING
NAME AND PRINCIPAL POSITION             YEAR          SALARY       BONUS        OTHER          OPTIONS
---------------------------------       ----        ---------      ------      --------      ------------
Alvin J. Glasky, Ph.D.
Chairman, Chief Executive Officer
  and President                         1997....    $ 199,992(1)   $   --      $     --              --
                                        1996....    $ 165,398(2)       --            --          75,000

Stephen Runnels
Executive Vice President                1997....    $ 108,513      $   --      $ 25,107(3)       62,000

----------

(1) Excludes prior years accrued salaries of $265,328 and auto allowances and expense account reimbursements previously accrued aggregating $84,516, all of which were paid in 1997.

(2) Includes an auto allowance of $450 per month. See "Employment Agreement". Of the total amounts, $72,998 has been paid and $92,400 has been accrued for 1996.

(3) Represents a one-time relocation allowance.

                    STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

                                 PERCENTAGE OF
                     OPTIONS     TOTAL OPTIONS
                     GRANTED      GRANTED TO
                    (NO. OF      EMPLOYEES IN       EXERCISE         EXPIRATION
      NAME           SHARES)      FISCAL YEAR    PRICE ($/SHARE)        DATE
---------------     ---------    -------------   ---------------   --------------
Stephen Runnels     50,000(1)        48%              $7.25        April 29, 2007
       "            12,000(2)        12%              $5.13        April 7, 2007

----------

(1) Option becomes exercisable in 20% increments, commencing twelve months from the date of grant and each year thereafter.

(2) Option becomes exercisable 45 days from the date of grant.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

        The following table presents certain information regarding the exercise of options to purchase shares of the Company's Common Stock by the Named Executive Officers during the period commencing January 1, 1997 and ending December 31, 1997:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES
                                                             UNDERLYING                  VALUE OF UNEXERCISED
                           NUMBER OF                   UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                            SHARES                        FISCAL YEAR-END                 FISCAL YEAR-END(1)
                           ACQUIRED      VALUE     -----------------------------    -----------------------------
NAME                      ON EXERCISE   REALIZED   EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                      -----------   --------   -----------     -------------    -----------     -------------
Alvin J. Glasky, Ph.D.         --          --         25,000           50,000          $159,250        $318,500
Stephen Runnels                --          --         12,000           50,000          $ 64,440        $162,500

----------

(1) Based upon the closing price of the Common Stock on December 31, 1997, as reported by the Nasdaq National Market ($10.50 per share).

EMPLOYMENT AGREEMENT

        The Company entered into an employment agreement with Dr. Alvin J. Glasky, effective as of July 1, 1996. The agreement requires Dr. Glasky to devote all of his productive time, attention, knowledge and skill to the affairs of the Company during the term of the agreement. The agreement provides for an annual base salary of $200,000 with annual increases and an annual bonus based on the Company's attainment of certain performance objectives. The agreement ends on June 30, 1999 and may be terminated by the Company with or without "cause" (as defined in the agreement). The agreement also provides for guaranteed severance payments equal to Dr. Glasky's annual base salary over the remaining life of the agreement upon the termination of employment without cause or upon a change in control of the Company. In connection with entering into this agreement, Dr. Glasky was granted an incentive stock option to purchase 75,000 shares of Common Stock at an exercise price of $4.13 per share, which vests in three equal increments over the life of Dr. Glasky's employment agreement.

COMPENSATION OF DIRECTORS

        Each of the Company's non-employee directors receives $1,000 for each Board of Directors meeting attended, $500 for each telephonic meeting and $500 for each committee meeting attended (with the Chairman of the committee receiving $1,000). The directors are also reimbursed for certain expenses in connection with attendance at Board meetings. During the year ended December 31, 1997, the Company also granted to each director, other than the Chairman of the Board, an option to purchase 10,000 shares of Common Stock at $12.875 per share.

STOCK OPTION PLANS

        The Company has two stock option plans: the 1991 Stock Incentive Plan (the "1991 Plan") and the 1997 Stock Incentive Plan (the "1997 Plan") (the "Plans"). The Plans were adopted by the Company's stockholders and Board of Directors in May 1991 and June 17, 1997, respectively. The Company's 1987 Stock Incentive Plan, under which no options were issued, expired in 1997.

    The 1991 Incentive Stock Option Plan

        The 1991 Plan provides for grants of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options, stock appreciation rights ("SARs") and bonus stock. The 1991 Plan authorized for issuance up to 140,000 shares of the Company's Common Stock. The number of shares issuable under the 1991 Plan is increased each January 1 by a number equal to one percent of the Company's then total outstanding shares. On August 7, 1996, the Company's stockholders approved an amendment to the 1991 Plan increasing the number of authorized shares by 60,000, to a total of 293,154 shares as of that date. As of January 1, 1998, the number of shares authorized under the 1991 Plan automatically increased by 54,658 (one percent of the total shares outstanding on that date) to a total of 401,430. Under the 1991 Plan, incentive stock options may be granted to employees, and nonqualified stock options, SARs and bonus stock may be granted to employees of the Company and other persons whose participation in the 1991 Plan is determined to be in the Company's best interest. As of June 22, 1998 there were options to purchase 243,000 shares of Common Stock outstanding under the 1991 Plan.

    The 1997 Incentive Stock Option Plan

        The 1997 Plan provides for grants of "incentive stock options" within the meaning of the Code, nonqualified stock options and rights to purchase shares of Common Stock ("Purchase Rights"). The 1997 Plan authorized for issuance up to 500,000 shares of the Company's Common Stock, subject to adjustment in the number and kind of shares subject to the 1997 Plan and to outstanding shares in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company. Under the 1997 Plan, incentive stock options, nonqualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries and affiliates. Nonqualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries and affiliates, non-employee directors and officers, consultants and other service providers. As of June 22, 1998, there were options to purchase 168,000 shares of Common Stock outstanding under the 1997 Plan.

        The Plans are administered by the Board of Directors or a committee appointed by the Board (the "Committee"), which has sole discretion and authority, consistent with the provisions of the Plans, to determine which eligible participants will receive options, the time when options will be granted, the terms of options granted and the number of shares which will be subject to options granted under the Plans.

        In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, all outstanding options and SARs granted under the 1991 Plan shall be assumed or equivalent options and SARs substituted by the successor corporation. In the event a successor corporation refuses to assume or substitute the options and SARs, the exercisability of the options and SARs under the 1991 Plan shall be accelerated.

        The exercise price of incentive stock options must be not less than the fair market value of a share of Common Stock on the date that the option is granted (110% with respect to optionees who own at least 10% of the outstanding Common Stock). Nonqualified options shall have such exercise price as determined by the Committee. The Committee has the authority to determine the time or times at which options granted under the Plans become exercisable, provided that options expire no later than ten years from the date of grant (five years with respect to optionees who own at least 10% of the outstanding Common Stock). Options are nontransferable, other than upon death, by will and the laws of descent and distribution, and incentive stock options may be exercised only by an employee while employed by the Company or within three months after termination of employment (one year for termination resulting from death or disability).

SECTION 401(K) PLAN

        In January 1990, the Company adopted the AIT Cash or Deferred Profit Sharing Plan (the "401(k) Plan") covering the Company's full-time employees located in the United States. The 401(k) Plan is intended to qualify under
Section 401(k) of the Code, so that contributions to the 401(k) Plan by employees or by the Company, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($10,000 in 1998) and to have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional matching contributions to the 401(k) Plan by the Company on behalf of all participants in the 401(k) Plan. The Company has not made any contributions to the 401(k) Plan.

                              CERTAIN TRANSACTIONS

        In September 1990, the Company issued a warrant to Dr. Alvin J. Glasky (the "Glasky Warrant") to purchase up to 88,173 shares of Common Stock of the Company at any time between September 1, 1990 and August 31, 1995 for $3.75 per share. Effective August 31, 1995, the expiration date of the Glasky Warrant was extended to August 31, 2000.

        On June 30, 1990, in exchange for cancellation of $503,144 of indebtedness for unpaid compensation, the Company issued a total of 402,517 shares of Common Stock in the following amounts: Dr. Alvin J. Glasky, 184,000 shares; Sanford Glasky (the brother of Dr. Alvin J. Glasky), 60,013 shares; JoAnne Law, 24,333 shares; Luana Kruse, 19,200 shares; Rosalie Glasky (the wife of Dr. Alvin J. Glasky), 28,065 shares; and John W. Baldridge, 86,906 shares (the "1990 Restricted Stock Exchange"). On December 30, 1993, in exchange for cancellation of $690,798 of indebtedness for unpaid compensation and accrued expenses, the Company issued a total of 276,317 shares of Common Stock in the following amounts: Dr. Alvin J. Glasky, 169,001 shares; Sanford Glasky, 49,837 shares; JoAnne Law, 16,559 shares; Luana Kruse, 19,800 shares; Rosalie Glasky, 19,178 shares; and John W. Baldridge, 1,942 shares (the "1993 Restricted Stock Exchange"). Both the 1990 Restricted Stock Exchange and the 1993 Restricted Stock Exchange involved a risk of forfeiture whereby if the Company did not generate a minimum of $500,000 in total operating revenues from inception through December 31, 1995, all shares would be returned to the Company with the holders forfeiting all rights to the shares and forfeiting any claim to the previously accrued but unpaid compensation. Effective December 31, 1995, five of the parties, all of whom were present or past employees of the Company, entered into agreements with the Company whereby the forfeiture date was extended from December 31, 1995 to December 31, 1997 in exchange for increasing the minimum total operating revenues which the Company would need to achieve in order to avoid forfeiture of the shares from $500,000 to $1,000,000, with such revenues to be achieved by December 31, 1997. One party claimed that his 88,848 shares are vested and that there was no need for him to enter into a new Agreement, and therefore had not entered into an Agreement under the new terms. As of December 31, 1997, the Company had not achieved the revenue goals set forth in the Agreements, as previously amended. Several former employees who are parties to the Agreements have indicated disagreement with the Company's position and, to date, none of the shares have been surrendered for cancellation. The Company's Chief Executive Officer and his wife, an employee of the Company, have indicated that they are willing to conditionally surrender their shares, (amounting to an aggregate of 400,244 shares) subject to resolution of the dispute with the aforementioned former employees. Until such time as the Company can obtain the surrender of all of these shares and the matter is fully resolved, the Company is accounting for all of the stock, which it has deemed forfeited, as issued and outstanding.

        On June 6, 1991, the Company entered into an agreement (the "1991 Patent Agreement") with Dr. Alvin J. Glasky whereby Dr. Glasky assigned to the Company all rights to the inventions covered by United States Patent No. 5,091,432 and any corresponding foreign applications and patents, including all continuations, divisions, reissues and renewals of said applications and any patents issued out of or based upon said applications (the "Assigned Rights"). The 1991 Patent Agreement was amended on July 26, 1996. The 1991 Patent Agreement, as amended, calls for the Company to pay Dr. Glasky a two percent royalty on all revenues derived by the Company from the use and sale by the Company of any products covered by these patents and applications or any patents derived from them. In the event that Dr. Glasky's employment is terminated by the Company without cause, the royalty rate shall be increased to five percent and in the event that Dr. Glasky dies during the term of the 1991 Patent Agreement, Dr. Glasky's family or estate shall be entitled to continue to receive royalties at the rate of two percent. The 1991 Patent Agreement terminates on the later of its ten year anniversary or the expiration of the final patent included within the Assigned Rights. On June 30, 1996, the Company and Dr. Glasky entered into an agreement whereby Dr. Glasky assigned to AIT all rights to the inventions covered by United States Patent No. 5,447,938 (the "1996 Patent Agreement"). The scope of the 1996 Patent Agreement as well as its terms and conditions are identical in all material respects to the 1991 Patent Agreement; provided, however, that the aggregate royalty amount with respect to any product shall be two percent (five percent in the event of termination without cause), even if a product is based on both patents. The 1996 Patent Agreement was also amended on July 26, 1996. Dr. Glasky will not receive any royalties with respect to sales of products which utilize patent rights licenses to the Company by McMaster University. See "ITEM 1 Description of Business - Patents and Proprietary Rights."

        On December 31, 1993, the Company issued 200,000 shares of Common Stock to Dr. Alvin J. Glasky in Exchange for cancellation of $500,000 of indebtedness for loans made by Dr. Glasky to the Company. Dr. Glasky received certain registration rights with respect to these shares. The remaining $257,900 in principal on the loans payable and accrued interest of $300,404 due to Dr. Glasky were converted into a $558,304 promissory note which, as amended from time to time, is currently unsecured, bears interest at 9% per annum, and is payable upon demand.

        In July 1996, all of the holders of the 75 outstanding Revenue Participation Units ("RPUs") converted their RPUs into an aggregate of 300,000 shares of Common Stock. As a part of this transaction, Dr. Alvin J. Glasky converted his 28 outstanding RPUs into a total of 112,000 shares of Common Stock. See Notes to Consolidated Financial Statements.

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of June 22, 1998 by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially 5% or more of the Common Stock, (ii) each current director of the Company, (iii) the Named Executive Officers, and (iv) all current executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or entity, and unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                     SHARES        PERCENT OF
                                                  BENEFICIALLY        SHARES
NAME AND ADDRESS OF BENEFICIAL OWNERSHIP(1)         OWNED(1)       OUTSTANDING
------------------------------------------        ------------     -----------
Alvin J. Glasky, Ph.D.(2) ...................      1,403,873             24.8%
157 Technology Drive
Irvine, CA 92618

Mark J. Glasky(3)(4) ........................         33,479                *

Michelle S. Glasky, Ph.D.(5)(6) .............         21,980                *

Samuel Gulko(7) .............................         23,900                *

Frank M. Meeks(8) ...........................         45,460                *

Eric L. Nelson, Ph.D.(9) ....................         46,500                *

Carol O'Cleireacain, Ph.D.(10) ..............         25,000                *

Joseph Rubinfeld, Ph.D ......................             --               --

Stephen Runnels(11) .........................         27,000                *

Paul H. Silverman, Ph.D., D.Sc.(10) .........         25,000                *

All Executive Officers and Directors
  as a group (ten persons)(12) ..............      1,652,192             28.3%

----------

  * less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 22, 1998, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(2) Includes (i) 88,173 shares issuable within 60 days of June 22, 1998 upon exercise of the Glasky Warrant, (ii) 4,000 shares owned by the AIT Cash or Deferred Profit Sharing Plan (401(k)), of which Dr. Glasky is the trustee, (iii) 62,500 shares subject to options held by Dr. Glasky which are currently exercisable or exercisable within 60 days of June 22, 1998, (iv) 47,243 shares beneficially owned by Dr. Glasky's wife, Rosalie H. Glasky and (v) 839,955 shares held in the Alvin J. Glasky Family Trust. Does not include 33,479 shares beneficially owned by Mark
        J. Glasky and 21,980 shares beneficially owned by Michelle S. Glasky, Ph.D., Dr. Glasky's adult children, as to which Dr. Glasky disclaims beneficial ownership.

(3)     Mark J. Glasky is the adult son of Dr. Alvin J. Glasky.

(4) Includes 25,000 shares subject to options held by Mr. Glasky which are currently exercisable or exercisable within 60 days of June 22, 1998, and 1,000 shares subject to currently exercisable warrants.

(5)     Michelle S. Glasky, Ph.D., is the adult daughter of Dr. Alvin J. Glasky.

(6) Includes 14,500 shares subject to options held by Dr. Michelle S. Glasky which are currently exercisable or exercisable within 60 days of June 22, 1998, and 500 shares subject to currently exercisable warrants.

(7) Includes 20,500 shares subject to options held by Mr. Gulko which are currently exercisable or exercisable within 60 days of June 22, 1998, 1,050 shares subject to currently exercisable warrants and 1,300 shares owned by The Samuel Gulko CPA Keogh Plan, of which Mr. Gulko is trustee.

(8) Includes 25,000 shares subject to options held by Mr. Meeks which are currently exercisable or exercisable within 60 days of June 22, 1998. Does not include 460 shares beneficially owned by Mr. Meeks' wife, for which Mr. Meeks disclaims beneficial ownership.

(9) Includes 36,500 shares held in the Eric L. and Lila D. Nelson Family Trust. Does not include 5,000 shares beneficially owned by Dr. Nelson's wife, for which Dr. Nelson disclaims beneficial ownership.

(10) Represents 25,000 shares subject to options held by each of Drs. O'Cleireacain and Silverman which are currently exercisable or exercisable within 60 days of June 22, 1998.

(11) Includes 27,000 shares subject to options held by Mr. Runnels which are currently exercisable or exercisable within 60 days of June 22, 1998.

(12) Includes 88,173 shares issuable upon the exercise of the Glasky Warrant, 233,750 shares subject to options which are currently exercisable or exercisable within 60 days of June 22, 1998, 2,550 shares subject to currently exercisable warrants; 5,300 shares in 401(k) or Keogh Plans, and 876,455 shares held in a family trust.

                            DESCRIPTION OF SECURITIES

    As of the date of this Prospectus, the authorized capital stock of the Company consists of 25 million shares of Common Stock, par value $.001 per share, and 5 million shares of Preferred Stock, par value $.001 per share. As of June 22, 1998, there were 5,523,807 shares of Common Stock outstanding held by 267 stockholders of record.

COMMON STOCK

    Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Stockholders do not have rights to cumulate their votes in the election of directors under the Company's Certificate of Incorporation, or the provisions of the Delaware General Corporation Law and the Company's management does not presently intend to extend cumulative voting rights to stockholders. However, under Section 2115 of the California Corporations Code, specific provisions of the California General Corporation Law, including mandatory cumulative voting rights of stockholders, are made applicable to "pseudo-California" corporations incorporated under laws of other states which meet certain tests. The tests are (i) that the average of specified property, payroll and sales factors (generally relating to the extent of activities in California) exceed 50% on a consolidated basis during the corporation's latest full income year, and (ii) that more than one-half of the corporation's outstanding voting securities are held of record by persons having addresses in California. The Company will likely meet such tests as of the end of its current fiscal year.

    Subject to preferences that may be applicable to the holders of outstanding shares of Preferred Stock, if any, the holders of Common Stock are entitled to receive such lawful dividends as may be declared by the Board of Directors. In the event of liquidation, dissolution or winding up of the Company, and subject to the rights of the holders of outstanding shares of Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive pro rata all of the remaining assets of the Company available for distribution to its stockholders. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable, and shares of Common Stock to be issued pursuant to this offering shall be fully paid and nonassessable.

WARRANT

    The Warrant will entitle the holder to purchase 25,000 shares of Common Stock at a price of $11.61875 per share. The Warrant is exercisable at any time beginning on September 24, 1998 and ending on September 24, 2001. The shares of Common Stock underlying the Warrant, when issued upon exercise of the Warrant in whole or in part, will be fully paid and nonassessable, and the Company will pay any transfer tax incurred as a result of the issuance of Common Stock to the holder upon its exercise.

    The Warrant contains provisions that protect the holder against dilution by adjustment of the exercise price. Such adjustments will occur in the event, among others, of a merger, stock split or reverse stock split, stock dividend or recapitalization. The Company is not required to issue fractional shares upon the exercise of the Warrant. The holder of the Warrant will not possess any rights as a stockholder of the Company until such holder exercises the Warrant.

    The Warrant may be exercised upon surrender on or before the expiration date of the Warrant at the offices of the Company, with an exercise form completed and executed as indicated, accompanied by payment of the exercise price for the number of shares with respect to which the Warrant is being exercised. The exercise price is payable either (i) by check or bank draft payable to the order of the Company or by wire transfer to an account designated by the Company or
(ii) by a "cashless exercise," in which that number of shares of Common Stock underlying the Warrant having a fair market value equal to the aggregate exercise price are cancelled as payment of the exercise price.

    For the life of the Warrant, the holder thereof has the opportunity to profit from a rise in the market price of the Common Stock without assuming the risk of ownership of the shares of Common Stock issuable upon the exercise of the Warrant. The Warrant holder may be expected to exercise the Warrant at a time when the Company would, in all likelihood, be able to obtain any needed capital by an offering of Common Stock on terms more favorable than those provided for by the Warrant. Furthermore, the terms on which the Company could obtain additional capital during the life of the Warrant may be adversely affected.

TRANSFER AGENT

    U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Suite 200, Glendale, California, serves as the Company's transfer agent with respect to its Common Stock.

                              SELLING STOCKHOLDER

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock by the Selling Stockholder as of June 22, 1998. Upon the completion of the offering and assuming the sale by the Selling Stockholder of all of the shares of Common Stock available for resale under this Prospectus, the Selling Stockholder will not own more than 1% of the outstanding Common Stock of the Company.



                                        Shares Owned                               Shares Owned
                                      Before Offering         Shares              After Offering
                                  ----------------------       Being            ------------------
            Name                     Number      Percent      Offered           Number     Percent
            ----                  ---------     --------      -------           ------     -------
Kingsbridge Capital Limited         730,000(1)       (2)      730,000                0(3)       *
   P.O. Box 3340
   Dawson Building
   Main Street
   Tortola,
   British Virgin Islands
                                  ---------                   -------           ------
TOTAL:                              730,000                   730,000                0          *
                                  =========                   =======           ======


----------

 *  Represents less than 1%


(1) Includes 705,000 shares of Common Stock which may be issued pursuant to the Equity Line Agreement and 25,000 shares of Common Stock which are issuable upon exercise of the Warrant.


(2) As of the date of this Prospectus, Kingsbridge Capital Limited does not own any shares of the Company's Common Stock. If all of the Shares offered hereby were purchased and held by Kingsbridge Capital Limited, it would hold 11.7% of the outstanding Common Stock of the Company.

(3) Assumes that all shares acquired pursuant to the Equity Line Agreement and the Warrant are sold pursuant to this Prospectus.


     The Selling Stockholder has not had any material relationship with the Company or any of its affiliates within the past three years other than as a result of the ownership of Common Stock or as a result of the negotiation and the execution of the Equity Line Agreement. The natural person controlling the Selling Stockholder is Valentine O'Donoghue.

     The shares offered hereby by the Selling Stockholder are to be acquired pursuant to the Equity Line Agreement between the Company and the Selling Stockholder or upon exercise of the Warrant. Under the Equity Line Agreement, the Company agreed to register the Shares for resale by the Selling Stockholder to permit the resale from time to time in the market or in privately-negotiated transactions. The Company will prepare and file such amendments and supplements to the registration statement as may be necessary in accordance with the rules and regulations of the Securities Act to keep it effective for a period of approximately 30 months.


    The Company has agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement.

                              PLAN OF DISTRIBUTION


    The Company has been advised by the Selling Stockholder that the Selling Stockholder may sell the Shares from time to time in transactions on the Nasdaq National Market, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. The Selling Stockholder may effect these transactions by selling the Shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers of the Shares for whom the broker-dealer may act as an agent or to whom they may sell the Shares as a principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions.

    The Selling Stockholder is an "underwriter" within the meaning of the Securities Act in connection with the sale of the Shares offered hereby. Broker-dealers who act in connection with the sale of the Shares may also be deemed to be underwriters. Profits on any resale of the Shares as a principal by such broker-dealers and any commissions received by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

    Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholder (and, if they act as agent for the purchaser of such Shares, from such purchaser). Broker-dealers may agree with the Selling Stockholder to sell a specified number of Shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above. To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing (a) the name of any such broker-dealers; (b) the number of Shares involved; (c) the price at which such Shares are to be sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable; (e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented; and (f) other facts material to the transaction.

    Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may not simultaneously engage in market making activities with respect to such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities in the Common Stock to effect covering transactions, to impose penalty bids or to effect passive market making bids. In addition and without limiting the foregoing, in connection with transactions in the Shares, the Company and the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 10b-5 and, insofar as the Company and the Selling Stockholder are distribution participants, Regulation M and Rules 100, 101, 102, 103, 104 and 105 thereof. All of the foregoing may affect the marketability of the Shares.

    The Selling Stockholder has agreed that it will not engage in short sales of the Company's Common Stock except during the three-day period commencing on the date the Company elects to exercise a put and sell shares to the Selling Stockholder and ending three days later on the date certificates representing the shares are delivered to the Selling Stockholder. Any short sales by the Selling Stockholder may be covered only with shares of Common Stock issued to the Selling Stockholder pursuant to the Equity Line Agreement.

    The Selling Stockholder will pay all commissions and certain other expenses associated with the sale of the Shares. The Shares offered hereby are being registered pursuant to contractual obligations of the Company, and the Company has paid the expenses of the preparation of this Prospectus. The Company has also agreed to indemnify the Selling Stockholder with respect to the Shares offered hereby against certain liabilities, including, without limitation, certain liabilities under the Securities Act, or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

                                  LEGAL MATTERS

    The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California.

                                     EXPERTS

    The audited consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the two years in the period ended December 31, 1997 appearing in this registration statement have been audited by Arthur Andersen LLP, independent public accounts, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said report which states that the Company is in the development stage, as described in Note 1 to the consolidated financial statements.

                     LIMITATION ON LIABILITY AND DISCLOSURE
                    OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

    The by-laws of the Company provide for indemnification of the Company's directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the Company's Certificate of Incorporation, as amended, by-laws and the Delaware General Corporation Law (the "DGCL"), the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

                      NEOTHERAPEUTICS, INC. AND SUBSIDIARY
                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
Report of Independent Public Accountants.............................        F-2

Consolidated Balance Sheets..........................................        F-3

Consolidated Statements of Operations................................        F-4

Consolidated Statements of Stockholders' Equity (Deficit)............        F-6

Consolidated Statements of Cash Flows................................        F-8

Notes to Consolidated Financial Statements...........................        F-9

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of NeoTherapeutics, Inc.:

        We have audited the accompanying consolidated balance sheets of NeoTherapeutics, Inc. (a Delaware corporation in the development stage) and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 1997 and for the period from inception (June 15, 1987) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NeoTherapeutics, Inc. and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997 and for the period from inception (June 15, 1987) to December 31, 1997, in conformity with generally accepted accounting principles.

                               ARTHUR ANDERSEN LLP

Orange County, California
March 27, 1998

                     NEOTHERAPEUTICS, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

                           CONSOLIDATED BALANCE SHEETS

                                                                                      DECEMBER 31
                                                                            -------------------------------         MARCH 31,
                                                                                1996               1997               1998
                                                                            ------------       ------------       ------------
                                                                                                                   (Unaudited)
                                     ASSETS

CURRENT ASSETS:
    Cash and cash equivalents ........................................      $  9,995,062       $  6,063,347       $  3,669,957
    Restricted cash ..................................................                --            935,000                 --
    Marketable securities and short-term investments .................         5,702,114          2,133,375          2,192,366
    Other receivables, principally investment interest ...............           163,988            221,829             91,351
    Prepaid expenses and refundable deposits .........................           239,171            127,259            241,682
                                                                            ------------       ------------       ------------
        Total current assets .........................................        16,100,335          9,480,810          6,195,356
                                                                            ------------       ------------       ------------
PROPERTY AND EQUIPMENT, at cost:
    Equipment ........................................................           158,396          1,952,262          2,040,605
    Leasehold improvements ...........................................            33,076          1,803,000          1,776,391
    Accumulated depreciation .........................................           (58,963)          (279,913)          (386,648)
                                                                            ------------       ------------       ------------
        Property and equipment, net ..................................           132,509          3,475,349          3,430,348
                                                                            ------------       ------------       ------------
OTHER ASSETS:
    Marketable securities ............................................         1,746,432                 --                 --
    Deferred expenses and deposits ...................................                --            242,314            214,739
                                                                            ------------       ------------       ------------
        Total other assets ...........................................         1,746,432            242,314            214,739
                                                                            ------------       ------------       ------------
TOTAL ASSETS: ........................................................      $ 17,979,276       $ 13,198,473       $  9,840,443
                                                                            ============       ============       ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY

  CURRENT LIABILITIES:
      Line of credit .................................................      $         --       $    850,000       $         --
      Accounts payable and accrued expenses ..........................           262,604            975,339            724,032
      Accrued payroll and related taxes ..............................           331,175                 --             79,677
      Employee expense reimbursement .................................            82,717                 --                 --
      Accrued interest to related parties ............................           122,396                 --                 --
      Note payable to related party ..................................           558,304            558,304            558,304
      Current portion of long-term debt ..............................                --             94,886             89,085
                                                                            ------------       ------------       ------------
         Total current liabilities ...................................         1,357,196          2,478,529          1,451,098

  LONG TERM DEBT, net of current portion .............................                --            176,549            151,584

  DEFERRED RENT ......................................................                --                 --             11,576
                                                                            ------------       ------------       ------------
         Total liabilities ...........................................         1,357,196          2,655,078          1,614,258
                                                                            ------------       ------------       ------------
  COMMITMENTS AND CONTINGENCIES

  STOCKHOLDERS' EQUITY:
      Common Stock, par value $.001 per share 25,000,000 shares
         authorized: Issued and outstanding, 5,361,807,
         5,465,807 and 5,474,307 shares, respectively ................        23,125,763         23,188,363         23,378,034
      Unrealized gains on available-for-sale securities ..............                --             20,256             21,666
      Deficit accumulated during the development stage ...............        (6,503,683)       (12,665,224)       (15,173,515)
                                                                            ------------       ------------       ------------
         Total stockholders' equity ..................................        16,622,080         10,543,395          8,226,185
                                                                            ============       ============       ============
                                                                            $ 17,979,276       $ 13,198,473       $  9,840,443
                                                                            ============       ============       ============

              The accompanying notes are an integral part of these
                          consolidated balance sheets.

                     NEOTHERAPEUTICS, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    PERIOD FROM                                     PERIOD FROM
                                                                    JUNE 15, 1987                                   JUNE 15,1987
                                                                    (INCEPTION)          THREE MONTHS ENDED          (INCEPTION)
                                      YEARS ENDED DECEMBER 31,         THROUGH                MARCH 31,                THROUGH
                                    ----------------------------    DECEMBER 31,    ----------------------------      MARCH 31,
                                        1996            1997            1997            1997            1998            1998
                                    ------------    ------------    ------------    ------------    ------------    ------------
                                                                                             (UNAUDITED)             (UNAUDITED)
REVENUES, from grants ...........   $         --    $         --    $    497,128    $         --    $         --    $    497,128
                                    ------------    ------------    ------------    ------------    ------------    ------------
OPERATING EXPENSES:
   Research and development .....        615,485       4,508,255       7,475,067         548,815       1,787,962       9,263,029
   General and administrative ...        659,895       2,341,276       5,770,382         498,964         740,289       6,510,671
                                    ------------    ------------    ------------    ------------    ------------    ------------
      Total operating expenses ..      1,275,380       6,849,531      13,245,449       1,047,779       2,528,251      15,773,700
                                    ------------    ------------    ------------    ------------    ------------    ------------
      LOSS FROM OPERATIONS ......     (1,275,380)     (6,849,531)    (12,748,321)     (1,047,779)     (2,528,251)    (15,276,572)
                                    ------------    ------------    ------------    ------------    ------------    ------------
OTHER INCOME (EXPENSE):
   Interest income ..............        268,231         746,008       1,021,952         228,804          28,771         514,168
  Interest expense ..............        (51,769)        (56,419)       (536,555)             --              --              --
  Other income (expense) ........         20,043          (1,599)         46,700              --          (8,811)         37,889
                                    ------------    ------------    ------------    ------------    ------------    ------------
      Total other income, net ...        236,505         687,990         532,097         228,804          19,960         552,057
                                    ------------    ------------    ------------    ------------    ------------    ------------
  NET LOSS ......................   $ (1,038,875)   $ (6,161,541)   $(12,216,224)   $   (818,975)   $ (2,508,291)   $(14,724,515)
                                    ============    ============    ============    ============    ============    ============
  BASIC AND DILUTED
    LOSS PER SHARE ..............   $      (0.32)   $      (1.14)                   $      (0.15)   $      (0.46)
                                    ============    ============                    ============    ============
  BASIC AND DILUTED WEIGHTED
    AVERAGE SHARES OUTSTANDING ..      3,292,663       5,405,831                       5,361,807       5,467,206
                                    ============    ============                    ============    ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     NEOTHERAPEUTICS, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                   REVENUE             COMMON STOCK
                                                                PARTICIPATION   -------------------------
                                                                    UNITS         SHARES         AMOUNT
                                                                -------------   ---------      ----------
BALANCE, Inception (June 15, 1987) .........................      $     --             --      $       --
      Common stock issued ..................................            --        465,902           2,100
      Net loss .............................................            --             --              --
                                                                  --------      ---------      ----------
BALANCE, December 31, 1987 .................................            --        465,902           2,100
      Common stock issued ..................................            --        499,173           2,250
      Revenue Participation Units issuance .................       594,000             --              --
      Net loss .............................................            --             --              --
                                                                  --------      ---------      ----------
BALANCE, December 31, 1988 .................................       594,000        965,075           4,350
      Revenue Participation Units issuance .................        82,000             --              --
      Net effect of acquisition ............................            --        145,000         354,316
      Net loss .............................................            --             --              --
                                                                  --------      ---------      ----------
BALANCE, December 31, 1989 .................................       676,000      1,110,075         358,666
      Exercise of warrants .................................            --         31,109         136,402
      Common stock issued in exchange for accrued
        salaries on June 30 at $1.25........................            --        402,517         503,144
      Net loss .............................................            --             --              --
                                                                  --------      ---------      ----------
BALANCE, December 31, 1990 .................................       676,000      1,543,701         998,212
      Net Loss .............................................            --             --              --
                                                                  --------      ---------      ----------
BALANCE, December 31, 1991 .................................       676,000      1,543,701         998,212
      Net loss .............................................            --             --              --
                                                                  --------      ---------      ----------
BALANCE, December 31, 1992 .................................       676,000      1,543,701         998,212

      Common stock issued in exchange for investment
        banking services on March 18 at $1.35 ..............            --         40,000          54,000
      Common stock issued in exchange for
        accrued salaries on December 30 at $2.50 ...........            --        255,475         638,694
      Common stock issued in exchange for note payable
        to President on December 30 at $2.50  ..............            --        200,000         500,000
      Common stock issued in exchange for accrued
        expenses on December 30 at $2.50 ...................            --         20,842          52,104
      Stock options issued in exchange for accrued
        professional fees on December 31 at $1.35 ..........            --             --         108,000
      Stock options issued in exchange for future
        services on December 31 at $1.35 ...................            --             --          39,750
      Stock options issued for services ....................            --             --              --
      Net loss .............................................            --             --              --
                                                                  --------      ---------      ----------
BALANCE, December 31, 1993 .................................       676,000      2,060,018       2,390,760
      Common stock issued for cash at $2.50 ................            --         13,000          32,500
      Amortization of deferred compensation ................            --             --              --
      Net loss .............................................            --             --              --
                                                                  --------      ---------      ----------

                                                                    DEFICIT        DEFERRED
                                                                  ACCUMULATED    COMPENSATION
                                                                  DURING THE          AND
                                                                  DEVELOPMENT     UNREALIZED
                                                                     STAGE           GAINS            TOTAL
                                                                  -----------    -------------     -----------
BALANCE, Inception (June 15, 1987) .........................      $        --       $     --       $        --
      Common stock issued ..................................               --             --             2,100
      Net loss .............................................          (31,875)            --           (31,875)
                                                                  -----------       --------       -----------
BALANCE, December 31, 1987 .................................          (31,875)            --           (29,775)
      Common stock issued ..................................               --             --             2,250
      Revenue Participation Units issuance .................               --             --           594,000
      Net loss .............................................         (556,484)            --          (556,484)
                                                                  -----------       --------       -----------
BALANCE, December 31, 1988 .................................         (588,359)            --             9,991
      Revenue Participation Units issuance .................               --             --            82,000
      Net effect of acquisition ............................               --             --           354,316
      Net loss .............................................         (934,563)            --          (934,563)
                                                                  -----------       --------       -----------
BALANCE, December 31, 1989 .................................       (1,522,922)            --          (488,256)
      Exercise of warrants .................................               --             --           136,402
      Common stock issued in exchange for accrued
        salaries on June 30 at $1.25........................               --             --           503,144
      Net loss .............................................         (859,172)            --          (859,172)
                                                                  -----------       --------       -----------
BALANCE, December 31, 1990 .................................       (2,382,094)            --          (707,882)
      Net Loss .............................................         (764,488)            --          (764,488)
                                                                  -----------       --------       -----------
BALANCE, December 31, 1991 .................................       (3,146,582)            --        (1,472,370)
      Net loss .............................................         (423,691)            --          (423,691)
                                                                  -----------       --------       -----------
BALANCE, December 31, 1992 .................................       (3,570,273)            --        (1,896,061)

      Common stock issued in exchange for investment
        banking services on March 18 at $1.35 ..............               --             --            54,000
      Common stock issued in exchange for
        accrued salaries on December 30 at $2.50 ...........               --             --           638,694
      Common stock issued in exchange for note payable
        to President on December 30 at $2.50  ..............               --             --           500,000
      Common stock issued in exchange for accrued
        expenses on December 30 at $2.50 ...................               --             --            52,104
      Stock options issued in exchange for accrued
        professional fees on December 31 at $1.35 ..........               --             --           108,000
      Stock options issued in exchange for future
        services on December 31 at $1.35 ...................               --             --            39,750
      Stock options issued for services ....................               --        (93,749)          (93,749)
      Net loss .............................................         (237,815)            --          (237,815)
                                                                  -----------       --------       -----------
BALANCE, December 31, 1993 .................................       (3,808,088)       (93,749)         (835,077)
      Common stock issued for cash at $2.50 ................               --             --            32,500
      Amortization of deferred compensation ................               --         93,749            93,749
      Net loss .............................................         (312,342)            --          (312,342)
                                                                  -----------       --------       -----------

                     NEOTHERAPEUTICS, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) - (CONTINUED)

                                                                   REVENUE               COMMON STOCK
                                                                PARTICIPATION     ----------------------------
                                                                    UNITS           SHARES            AMOUNT
                                                                  ---------       ----------       ------------
BALANCE, December 31, 1994 .................................      $ 676,000        2,073,018       $  2,423,260
        Common stock issued for cash at $2.50 ..............             --           22,000             55,000
        Common stock forfeiture ............................             --         (678,836)        (1,193,943)
        Common stock reissued at $2.50 .....................             --          678,836          1,697,090
        Stock options issued for services at $2.50 .........             --               --            105,000
        Net loss ...........................................             --               --                 --
                                                                  ---------       ----------       ------------
BALANCE, December 31, 1995 .................................        676,000        2,095,018          3,086,407
        Common stock issued for cash
           at $2.50 (net of commission) ....................             --          266,800            633,650
        Stock options issued for services at $2.50 .........             --               --            103,950
        Cash paid out for fractional shares ................             --              (11)               (25)
        Conversion of Revenue Participation
           Units into common stock .........................       (676,000)         300,000          1,125,000
        Common stock and warrants issued for cash
           at $7.60, less commissions and costs of
           public offering .................................             --        2,700,000         18,176,781
        Net loss ...........................................             --               --                 --
                                                                  ---------       ----------       ------------
BALANCE, December 31, 1996 .................................             --        5,361,807         23,125,763
        Stock options exercised ............................             --          104,000              2,600
        Stock options issued for services at $2.00 .........             --               --             60,000
        Unrealized gains on available-for-sale
           securities ......................................             --               --                 --
        Net loss ...........................................             --               --                 --
                                                                  ---------       ----------       ------------
BALANCE, December 31, 1997 .................................             --        5,465,807         23,188,363

        Stock options exercised ............................             --            4,500             18,750
        Underwriter units converted to stock and
           warrants at $9.12 ...............................             --            4,000             36,480
        Stock options issued for services ..................             --               --            134,441
        Unrealized gains on available-for-sale
           securities ......................................             --               --                 --
        Net loss ...........................................             --               --                 --
                                                                  ---------       ----------       ------------
BALANCE, March 31, 1998 (unaudited) ........................      $      --        5,474,307       $ 23,378,034
                                                                  =========       ==========       ============

                                                                    DEFICIT           DEFERRED
                                                                   ACCUMULATED      COMPENSATION
                                                                   DURING THE            AND
                                                                   DEVELOPMENT       UNREALIZED
                                                                     STAGE              GAINS             TOTAL
                                                                  ------------      --------------    ------------
BALANCE, December 31, 1994 .................................      $ (4,120,430)      $        --      $ (1,021,170)
        Common stock issued for cash at $2.50 ..............                --                --            55,000
        Common stock forfeiture ............................                --                --        (1,193,943)
        Common stock reissued at $2.50 .....................                --                --         1,697,090
        Stock options issued for services at $2.50 .........                --                --           105,000
        Net loss ...........................................          (895,378)               --          (895,378)
                                                                  ------------       -----------      ------------

BALANCE, December 31, 1995 .................................        (5,015,808)               --        (1,253,401)
        Common stock issued for cash
           at $2.50 (net of commission) ....................                --                --           633,650
        Stock options issued for services at $2.50 .........                --                --           103,950
        Cash paid out for fractional shares ................                --                --               (25)
        Conversion of Revenue Participation
           Units into common stock .........................          (449,000)               --                --
        Common stock and warrants issued for cash
           at $7.60, less commissions and costs of
           public offering .................................                --                --        18,176,781
        Net loss ...........................................        (1,038,875)               --        (1,038,875)
                                                                  ------------       -----------      ------------
BALANCE, December 31, 1996 .................................        (6,503,683)               --        16,622,080
        Stock options exercised ............................                --                --             2,600
        Stock options issued for services at $2.00 .........                --                --            60,000
        Unrealized gains on available-for-sale
           securities ......................................                --            20,256            20,256
        Net loss ...........................................        (6,161,541)               --        (6,161,541)
                                                                  ------------       -----------      ------------
BALANCE, December 31, 1997 .................................       (12,665,224)           20,256        10,543,395
        Stock options exercised ............................                --                --            18,750
        Underwriter units converted to stock and
           warrants at $9.12 ...............................                --                --            36,480
        Stock options issued for services ..................                --                --           134,441
        Unrealized gains on available-for-sale
           securities ......................................                --             1,410             1,410
        Net loss ...........................................        (2,508,291)               --        (2,508,291)
                                                                  ------------       -----------      ------------
BALANCE, March 31, 1998 (unaudited) ........................      $(15,173,515)      $    21,666      $  8,226,185
                                                                  ============       ===========      ============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                     NEOTHERAPEUTICS, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                       PERIOD FROM
                                                                                                      JUNE 15, 1987
                                                                                                       (INCEPTION)
                                                                   YEARS ENDED DECEMBER 31,              THROUGH
                                                              --------------------------------         DECEMBER 31,
                                                                  1996                1997                1997
                                                              ------------        ------------        ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss ..............................................       $ (1,038,875)       $ (6,161,541)       $(12,216,224)
Adjustments to reconcile net loss to net cash
 used in operating activities:
Depreciation and amortization .........................              7,898             220,950             405,402
Issuance of common stock options for
  services ............................................            103,950              60,000             268,950
Amortization of deferred compensation .................                 --                  --              93,749
Increase in deferred rent .............................                 --                  --                  --
Compensation expense for extension of Debt
 Conversion Agreements, net ...........................                 --                  --             503,147
Gain on sale of assets ................................                 --                  --              (5,299)
(Increase) decrease in other receivables ..............           (163,988)            (57,841)           (221,583)
Increase in prepaid expenses and deposits .............           (238,187)           (130,402)           (319,570)
Increase (decrease) in accounts payable and
 accrued expenses .....................................             11,278             630,018           1,135,439
Increase (decrease) in accrued payroll and
 related taxes ........................................            103,388            (331,175)            638,694
Increase (decrease) in accrued interest to
  related parties .....................................                979            (122,396)            300,404
                                                              ------------        ------------        ------------
Net cash used in operating activities .................         (1,213,557)         (5,892,387)         (9,416,891)
                                                              ------------        ------------        ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment ....................           (131,600)         (3,563,790)         (3,835,565)
Redemptions (purchases) of marketable
  securities and short-term investments ...............         (7,448,546)          5,315,171          (2,133,375)
Unrealized gain on available-for-sale
  securities ..........................................                 --              20,256              20,256
Payment of organization costs .........................                 --                  --             (66,093)
Proceeds from sale of equipment .......................                 --                  --              29,665
Issuance of note receivable ...........................                 --                  --             100,000
                                                              ------------        ------------        ------------
Net cash provided by (used in) investing
 activities ...........................................         (7,580,146)          1,771,637          (5,885,112)
                                                              ------------        ------------        ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayment of) notes payable to
 related parties, net .................................            (22,500)                 --             757,900
Proceeds from (repayment of) bank line
 of credit ............................................                 --             850,000             850,000
(Increase) decrease in restricted cash ................                 --            (935,000)           (935,000)
Proceeds from long-term debt ..........................                 --             326,625             326,625
Reduction of long-term debt ...........................                 --             (55,190)            (55,190)
Proceeds from issuance of common stock
 and warrants net of related offering
  costs and expenses ..................................         18,810,431                  --          19,541,828
Proceeds from exercise of stock options ...............                 --               2,600               2,600
Proceeds from Revenue Participation
  Units ...............................................                 --                  --             676,000
Cash paid out for fractional shares ...................                (25)                 --                 (25)

                                                                                                      PERIOD FROM
                                                                                                      JUNE 15, 1987
                                                                     THREE MONTHS ENDED                (INCEPTION)
                                                                         MARCH 31,                       THROUGH
                                                              --------------------------------          MARCH 31,
                                                                 1997                1998                 1998
                                                              ------------        ------------        ------------
                                                                         (UNAUDITED)                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss ..............................................       $   (818,975)       $ (2,508,291)       $(14,724,515)
Adjustments to reconcile net loss to net cash
 used in operating activities:
Depreciation and amortization .........................             11,472             106,736             512,138
Issuance of common stock options for
  services ............................................             60,000             134,441             403,391
Amortization of deferred compensation .................                 --                  --              93,749
Increase in deferred rent .............................                 --              11,576              11,576
Compensation expense for extension of Debt
 Conversion Agreements, net ...........................                 --                  --             503,147
Gain on sale of assets ................................                 --                  --              (5,299)
(Increase) decrease in other receivables ..............            (86,116)            130,478             (91,105)
Increase in prepaid expenses and deposits .............            (24,874)            (86,848)           (406,418)
Increase (decrease) in accounts payable and
 accrued expenses .....................................             21,780            (251,308)            884,131
Increase (decrease) in accrued payroll and
 related taxes ........................................           (295,648)             79,677             718,371
Increase (decrease) in accrued interest to
  related parties .....................................           (205,113)                 --             300,404
                                                              ------------        ------------        ------------
Net cash used in operating activities .................         (1,337,474)         (2,383,539)        (11,800,430)
                                                              ------------        ------------        ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment ....................         (1,661,270)            (61,734)         (3,897,299)
Redemptions (purchases) of marketable
  securities and short-term investments ...............         (3,776,146)            (58,991)         (2,192,366)
Unrealized gain on available-for-sale
  securities ..........................................                 --               1,410              21,666
Payment of organization costs .........................                 --                  --             (66,093)
Proceeds from sale of equipment .......................                 --                  --              29,665
Issuance of note receivable ...........................                 --                  --             100,000
                                                              ------------        ------------        ------------
Net cash provided by (used in) investing
 activities ...........................................         (5,437,416)           (119,315)         (6,004,427)
                                                              ------------        ------------        ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayment of) notes payable to
 related parties, net .................................                 --                  --             757,900
Proceeds from (repayment of) bank line
 of credit ............................................                 --            (850,000)                 --
(Increase) decrease in restricted cash ................                 --             935,000                  --
Proceeds from long-term debt ..........................                 --                  --             326,625
Reduction of long-term debt ...........................                 --             (30,766)            (85,956)
Proceeds from issuance of common stock
 and warrants net of related offering
  costs and expenses ..................................                 --              36,480          19,578,308
Proceeds from exercise of stock options ...............                 --              18,750              21,350
Proceeds from Revenue Participation
  Units ...............................................                 --                  --             676,000
Cash paid out for fractional shares ...................                 --                  --                 (25)

                     NEOTHERAPEUTICS, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                                         PERIOD FROM
                                                                                        JUNE 15, 1987
                                                                                         (INCEPTION)
                                                        YEARS ENDED DECEMBER 31,          THROUGH
                                                    -----------------------------       DECEMBER 31,
                                                        1996              1997              1997
                                                    ------------      ------------      ------------
Cash at acquisition ..........................                --                --           200,612
                                                    ------------      ------------      ------------
Net cash provided by financing activities ....        18,787,906           189,035        21,365,350
                                                    ------------      ------------      ------------
Net increase (decrease) in cash ..............         9,994,203        (3,931,715)        6,063,347
                                                    ------------      ------------      ------------
Cash; beginning of period ....................               859         9,995,062                --
                                                    ------------      ------------      ------------
Cash, end of period ..........................      $  9,995,062      $  6,063,347      $  6,063,347
                                                    ============      ============      ============
SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:

Conversion of accrued payroll into
  shares of common stock .....................      $         --      $         --      $  1,141,838
                                                    ============      ============      ============
Conversion of notes payable to related
  parties into shares of common stock ........      $         --      $         --      $    500,000
                                                    ============      ============      ============
Conversion of accrued interest into
  notes payable to related parties ...........      $         --      $         --      $    300,404
                                                    ============      ============      ============
Conversion of Revenue Participation
  Units into shares of common stock ..........      $    676,000      $         --      $    676,000
                                                    ============      ============      ============
Issuance of stock options for services .......      $    103,950      $     60,000      $    268,950
                                                    ============      ============      ============
Conversion of other accrued liabilities
  to shares of common stock ..................      $         --      $         --      $     52,104
                                                    ============      ============      ============

                                                                                         PERIOD FROM
                                                                                        JUNE 15,1987
                                                           THREE MONTHS ENDED            (INCEPTION)
                                                               MARCH 31,                   THROUGH
                                                    ------------------------------        MARCH 31,
                                                        1997            1998                1998
                                                    ------------      ------------      ------------
                                                              (UNAUDITED)                (UNAUDITED)
Cash at acquisition ..........................                --                --           200,612
                                                    ------------      ------------      ------------
Net cash provided by financing activities ....                --           109,464        21,474,814
                                                    ------------      ------------      ------------
Net increase (decrease) in cash ..............        (6,774,890)       (2,393,390)        3,669,957
                                                    ------------      ------------      ------------
Cash; beginning of period ....................         9,995,062         6,063,347                --
                                                    ------------      ------------      ------------
Cash, end of period ..........................      $  3,220,172      $  3,669,957      $  3,669,957
                                                    ============      ============      ============
SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:

Conversion of accrued payroll into
  shares of common stock .....................      $         --      $         --      $  1,141,838
                                                    ============      ============      ============
Conversion of notes payable to related
  parties into shares of common stock ........      $         --      $         --      $    500,000
                                                    ============      ============      ============
Conversion of accrued interest into
  notes payable to related parties ...........      $        --       $         --      $    300,404
                                                    ============      ============      ============
Conversion of Revenue Participation
  Units into shares of common stock ..........      $         --      $         --      $    676,000
                                                    ============      ============      ============
Issuance of stock options for services .......      $     60,000      $    134,441      $    403,391
                                                    ============      ============      ============
Conversion of other accrued liabilities to
  shares of common stock .....................      $         --      $         --      $     52,104
                                                    ============      ============      ============

              The accompanying notes are an integral part of these
                       condensed consolidated statements.

                     NEOTHERAPEUTICS, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.      BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

        NeoTherapeutics, Inc. (the "Company") was incorporated in Colorado as Americus Funding Corporation ("AFC") in December 1987. In August 1996, AFC changed its name to NeoTherapeutics, Inc. and in June 1997, the Company was reincorporated in the state of Delaware. At December 31, 1997, the Company had two wholly owned subsidiaries, Advanced ImmunoTherapeutics, Inc. ("AIT"), incorporated in California in June 1987, and NeoTherapeutics GmbH ("NEOT GmbH"), incorporated in Switzerland in April 1997. AIT became a wholly owned subsidiary of AFC in July 1989 in a transaction accounted for as a reverse acquisition. All references to the "Company" hereinafter refer to the Company, AIT and NEOT GmbH as a consolidated entity.

        The Company is a development stage biopharmaceutical enterprise engaged in the discovery and development of novel therapeutic drugs intended to treat neurodegenerative diseases and conditions, such as memory deficits associated with Alzheimer's disease and aging, stroke, spinal cord injuries and Parkinson's disease. The accompanying consolidated financial statements include the results of operations of the subsidiary, AIT, from June 15, 1987 (inception), through July 18, 1989 (date of acquisition of AFC), and the consolidated results of operations of the Company thereafter.

Development Stage Enterprise

        The Company is in the development stage and, therefore, devotes substantially all of its efforts to research and development activities. Since its inception, the Company has incurred cumulative losses of approximately $12.2 million through December 31, 1997, and expects to incur substantial losses over the next several years. While the Company believes that its existing capital resources (including the proceeds from its March 1998 private equity financing - see Note 12) will be adequate to fund its capital needs for at least 12 months of operations, the Company also believes that, ultimately, it will require substantial additional funds in order to complete the research and development activities currently contemplated and to commercialize its proposed products. The Company's future capital requirements and availability of capital will depend upon many factors including, but not limited to, continued scientific progress in research and development programs, the scope and results of preclinical studies and clinical trials, the time and costs involved in obtaining regulatory approvals, the cost involved in filing, prosecuting and enforcing patent claims, competing technological developments, the cost of manufacturing scale-up, the cost of commercialization activities and other factors which may not be within the Company's control. Without additional funding, the Company may be required to delay, reduce the scope or eliminate one or more of its research and development projects, or obtain funds through arrangements with collaborative partners or others which may require the Company to relinquish rights to certain technologies, product candidates or products that the Company would otherwise seek to develop or commercialize on its own. Other factors impacting the future success of the Company are the ability to develop products which will be safe and effective in treating neurological and immunological diseases, and the ability to obtain government approval as well as dependency on key personnel.

Principles of Consolidation

        The consolidated financial statements include accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

                     NEOTHERAPEUTICS, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Cash and Cash Equivalents

        Cash and cash equivalents consists of cash and highly liquid investments of commercial paper and demand notes with original maturities of 90 days or less. At December 31, 1997, cash equivalents of $935,000 was pledged as collateral on a bank line of credit and was classified as restricted cash on the balance sheet.

Marketable Securities

        The Company accounts for investments in marketable securities under Statements of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The statement requires investments in debt and equity securities to be classified among three categories as follows: held-to-maturity, trading and available-for-sale. As of December 31, 1997, securities held by the Company were considered as held-to-maturity and available-for-sale. Securities held-to-maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income on investment securities. A valuation allowance is not established to recognize temporary market value fluctuations as the Company has the intent and ability to hold these investments until maturity. Available-for-sale securities are carried at fair value, with unrealized gains and losses reported as a separate component of stockholders' equity. Quoted market prices have been used in determining the fair value of these investments. Short-term investments consist of commercial paper and equivalent corporate obligations and are stated at amortized cost, with respect to held-to-maturity investments, and at fair value with respect to investments classified as available-for-sale securities.

Property and Equipment

        Property and equipment are carried at cost, less accumulated depreciation. Depreciation is computed using principally the straight-line method over the following estimated useful lives:

                 Equipment                           5 to 7 Years
                 Leasehold Improvements              Term of Lease

Research and Development

        All costs related to research and development activities are expensed in the period incurred.

Grant Revenue

        Revenue consists of amounts earned from grants which are recognized in accordance with the terms of the related agreements.

Income Taxes

        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement, among other things, requires that income taxes be accounted for using the liability method.

Stock Based Compensation

        The Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation" in October 1995. SFAS 123 encourages companies to adopt a fair value approach to valuing stock options that would require compensation cost to be recognized based on the fair value of stock options granted. The Company has elected, as permitted by the standard, to continue to follow its intrinsic value based method of accounting for stock options consistent with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees". Under the intrinsic method, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the measurement date over the exercise price.

                     NEOTHERAPEUTICS, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Net Loss Per Share

        Net loss per share is calculated using the weighted average number of shares outstanding for the period. Common equivalent shares are excluded from the computation as their effect is antidilutive. In February 1997, the Financial Accounting Standards Board issued SFAS No. 128 "Earnings Per Share," which requires companies to present basic earnings per share and diluted earnings per share, instead of the primary and fully diluted earnings per share (EPS) as previously required. The new standard requires additional information disclosures, and also makes certain modifications to the EPS calculations defined in APB No. 15. The new standard is required to be adopted by all public companies for reporting periods ending after December 15, 1997, and require restatement of EPS for all prior periods reported. The differences between EPS reported in prior and restated EPS amounted to an increased loss of $0.01 per share in 1996.

New Pronouncements

        Comprehensive Income. Effective for fiscal years beginning after December 15, 1997, SFAS No. 130 "Reporting Comprehensive Income" requires that comprehensive income and its components, as defined in the statement, be reported in a financial statement. Current accounting standards require that certain items such as (1) foreign currency translation adjustments, (2) unrealized gains and losses on certain investments in debt and equity securities, and (3) unearned compensation expense related to stock issuances to employees be presented as separate components of stockholders' equity, without having been recognized in the determination of net income. Effective for fiscal years beginning after December 15, 1997, comprehensive income must be reported "in a financial statement that is displayed with the same prominence as other financial statements". The Company will adopt the provisions of SFAS No. 130 for the 1998 fiscal year. The Company does not expect SFAS No. 130 to have a material effect on the Company's financial statements.

        Segment Reporting. SFAS No. 131 ("Disclosure About Segments of an Enterprise and Related Information") is effective for financial statements for periods beginning after December 15, 1997. SFAS No. 131 replaces SFAS No. 14 (Financial Reporting for Segments of a Business Enterprise) and several other pronouncements that amended FAS-14. SFAS No. 131 requires the disclosure of extensive information about an entity's operating segments. In addition to disclosure of information about multiple reporting segments, an enterprise is required to report certain disaggregated information, even if it functions as a single operating unit. The Company will adopt SFAS No. 131 for the 1998 fiscal year.

        Use of Estimates The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. RELATED PARTY TRANSACTIONS

        During 1987 and 1988, the Company's Chief Executive Officer, who is also a major stockholder of the Company, loaned a total of $270,650 to the Company for working capital purposes, of which $250,000 plus $2,000 of accrued interest was canceled in December 1988 in exchange for the issuance of 28 Revenue Participation Units which, in turn, were converted into 112,000 shares of common stock (see Note 8).

        From 1989 through 1993 the Company borrowed an additional $757,900 from the Chief Executive Officer which, together with accrued interest of $300,404, aggregated $1,058,304 on December 31, 1993, at which time the Company issued 200,000 shares of Common Stock to the Chief Executive Officer in exchange for cancellation of $500,000 of loans made to the Company. The remaining $257,900 in principal and accrued interest of $300,404 were converted to a $558,304 promissory note which, as amended from time to time, is currently unsecured, bears interest at 9% per annum, and is payable upon demand.

        In September 1990, the Company issued a warrant to the Chief Executive Officer to purchase up to 88,173 shares of Common Stock of the Company at any time between September 1, 1990 and August 31, 1995 for $3.75 per share. Effective August 31, 1995, the expiration date of the warrant was extended to August 31, 2000.

        In June 1990, certain founders and key employees of the Company converted $503,144 of accrued salaries due them to 402,517 shares of Common Stock at the price of $1.25 per share, the estimated fair market value as

                     NEOTHERAPEUTICS, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

determined by the Board of Directors. On December 31, 1993, certain key employees agreed to accept 276,317 shares of Common Stock, in exchange for cancellation of $690,798 of indebtedness for unpaid compensation and unreimbursed expenses. The exchange, which was at the price of $2.50 per share, was in excess of estimated fair market value on the issuance date as determined by the Board of Directors. All of the aforementioned shares, aggregating 678,834 shares, had a risk of forfeiture whereby, if the Company did not generate a minimum of $500,000 in total operating revenues from inception through December 31, 1995, all shares were to be returned to the Company and the holders would forfeit all rights to the shares and any claim to the previously accrued but unpaid compensation and expenses. Effective December 31, 1995, five of the parties, including the Chief Executive Officer, who were present or past employees, entered into agreements with the Company, whereby the forfeiture date for the Debt Conversion Agreements of 1990 and 1993 was extended from December 31, 1995 to December 31, 1997, in exchange for increasing the minimum total operating revenues from $500,000 to $1,000,000 to be achieved by December 31, 1997. The compensation expense previously recorded which related to the shares forfeited on December 31, 1995, was reversed in the 1995 statement of operations. Accordingly, a new measurement date exists for new shares issued subject to forfeiture on December 31, 1997. The value used to record compensation expense is the estimated fair market value as determined by the Board of Directors on December 31, 1995. One party claimed that his 88,848 shares are vested and that there was no need for him to enter into a new Agreement, and therefore had not entered into an Agreement under the new terms. As of December 31, 1997, the Company had not achieved the revenue goals set forth in the Agreements, as previously amended. Several former employees who are parties to the Agreements have indicated disagreement with the Company's position and, to date, none of the shares have been surrendered for cancellation. The Company's Chief Executive Officer and his wife, the Secretary and Treasurer of the Company, have indicated that they are willing to conditionally surrender their shares, (amounting to an aggregate of 400,244 shares) subject to resolution of the dispute with the aforementioned former employees. Until such time as the Company can obtain the surrender of all of these shares and the matter is fully resolved, the Company is accounting for all of the stock, which it has deemed forfeited, as issued and outstanding.

Assignment of Patents by Chief Executive Officer

        The Chief Executive Officer of the Company has assigned two patents to the Company:

                  a) On June 6, 1991, the Chief Executive Officer assigned to the Company all rights to the inventions covered by U.S. Patent No. 5,091,432 (a composition of matter patent covering the "AIT" series of chemical compounds) and any corresponding foreign applications and patents, including all continuations, divisions, reissues and renewals of said applications and any patents issued out of or based upon said applications;

                  b) On June 30, 1996, the Chief Executive Officer assigned to the Company all rights to the inventions covered by U.S. Patent No. 5,447,939, covering certain inventions in carbon monoxide dependent guanylyl cyclase and methods of use.

        Both patent assignment agreements, which were amended on July 26, 1996, expire concurrently with the expiration of the underlying patent and any patents derived therefrom. Under the Agreements, as amended, the Company is obligated to pay the Chief Executive Officer, a royalty of two percent (2%) of all revenues derived by the Company from the use and sale by the Company of any products or methods included in the patents. Further, in the event that the Chief Executive Officer's employment is terminated by the Company without cause, the royalty rate under the Agreements was to be increased to five percent (5%). Finally, in the event of the Chief Executive Officer's death, the family or estate is entitled to continue to receive royalties under the Agreements at a rate of two percent (2%) for the duration of the respective Agreements.

McMaster University Agreement

        On July 10, 1996 the Company entered into a license agreement with McMaster University (the "University") which allows the Company use of certain chemical compounds developed by the University covered in a patent filed jointly by the Company and the University. Under the agreement the Company paid a one time licensing fee of $15,000 and is obligated to pay, throughout the term of the patent, an annual royalty of five percent (5%) on net sales of products containing compounds developed by the University. The Company commenced payment of minimum annual royalties of $25,000 beginning July 1997.

Employment Agreement

                     NEOTHERAPEUTICS, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

        Effective July 1, 1996, the Company entered into an employment agreement with the Chief Executive Officer. The agreement, among other things, provides for the grant of incentive stock options, an annual base salary with annual increases and an annual bonus based on the Company's attainment of certain performance objectives. The agreement terminates on June 30, 1999. The agreement also provides for guaranteed severance payments upon the Chief Executive Officer's termination of employment without cause, or upon a change of control of the Company. In connection with entering into this agreement, the Chief Executive Officer was granted an incentive option to purchase 75,000 shares of Common Stock at 110 percent of fair market value at the date of grant ($4.13 per share). This option vests in three equal increments over the life of the agreement.

3.      MARKETABLE SECURITIES

        A summary of marketable securities at December 31, 1996 and 1997 are as follows:

                                                                       Gross            Gross
                                                                     Unrealized       Unrealized         Market
                Type of Investment                       Cost          Gains           (Losses)          Value
------------------------------------------------      ----------     ----------      -----------       ----------
December 31, 1996:
  Held-to-Maturity:
    Commercial Paper                                  $1,553,759      $     --       $   (10,769)      $1,542,990
    Corporate Bonds                                    4,148,355         1,391              (468)       4,149,278
                                                      ----------      --------       -----------       ----------
                                                       5,702,114         1,391           (11,237)       5,692,268
    U.S. Government Agencies                           1,746,432         1,468                --        1,747,900
                                                      ----------      --------       -----------       ----------
      Total Securities Held to Maturity               $7,448,546      $  2,859       $   (11,237)      $7,440,168
                                                      ==========      ========       ===========       ==========
December 31, 1997:
  Held-to-Maturity:
    Corporate Bonds                                   $  168,992      $  1,008       $        --       $  170,000
                                                      ----------      --------       -----------       ----------
  Available-for-Sale:
    U.S. Government Treasury
      Notes and Bonds                                  1,292,951        10,218              (388)       1,302,781
    U.S. Government guaranteed
      securities                                         447,900         8,770                --          456,670
  Corporate Bonds                                        203,276         1,656                --          204,932
                                                      ----------      --------       -----------       ----------
    Total securities available                         1,944,127        20,644              (388)       1,964,383
                                                      ----------      --------       -----------       ----------
    Total Investments                                 $2,113,119      $ 21,652       $      (388)      $2,134,383
                                                      ==========      ========       ===========       ==========

                     NEOTHERAPEUTICS, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         The above securities are shown in the accompanying balance sheet at December 31, 1997, as follows:


          Marketable securities and short-term investments:

          Held-to-Maturity (cost basis)                          $  168,992
          Available-for-Sale (market value basis)                 1,964,383
                                                                 ----------
                                                                 $2,133,375
                                                                 ==========

        There were no sales of securities for the year ended December 31, 1997.

4.      DEBT

        During August 1997, the Company established a Line of Credit Agreement with its bank which expires August 30, 1998. Borrowings under the Agreement (maximum $1,600,000) were originally secured by a marketable security having a face amount of $1,750,000. During December 1997, the security was redeemed by the issuer at face amount. Pursuant to the Agreement, current borrowings are secured by cash equivalents equal to approximately 111% of the outstanding loan amount. At December 31, 1997, the Company was indebted to the bank for $850,000 under the Agreement. Such debt was collateralized by restricted cash equivalents in the amount of $935,000. The interest rate on these borrowings was approximately 8% at December 31, 1997. At February 28, 1998, the Company had no borrowings under the Agreement.

        In September 1997, the Company financed the premium for a three year insurance policy through a borrowing from the insurer. The loan is payable through August 2000 in monthly installments of $9,475, including principal and 8.25% interest. Future installments of principal are as follows:

            Year                                            Amount
            1998                                         $ 94,886
            1999                                          102,975
            2000                                           73,574
                                                         --------
                                                         $271,435
                                                         ========

5.      REVENUE FROM GRANTS

        In July 1995, a Small Business Innovative Research Grant (the SBIR Grant) from the National Institute of Health was completed and no additional funds were due or collected. The Company has received an aggregate of $497,128 from the SBIR Grant.

6.      PROVISION FOR INCOME TAXES

        No provision for federal and state income taxes has been recorded as the Company incurred net operating losses through December 31, 1997. At December 31, 1997, the Company had approximately $8 million of federal net operating loss carryforwards available to offset future United States taxable income, if any; and approximately $12 million of net operating loss carryforwards available for financial reporting purposes. Such carryforwards expire from 2009 through 2012. The primary differences between tax and financial reporting is the capitalization of certain start-up expenses for income tax reporting purposes which are expensed for financial reporting purposes. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating losses carried forward may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include but are not limited to, a cumulative ownership change of more than 50 percent over a three year period. At December 31, 1997, the effect of such limitation, if imposed, has not been determined. The Company's foreign subsidiary has a loss carryforward of approximately $1.7 million at December 31, 1997, resulting principally from the transfer of licensing rights by the Parent to the foreign subsidiary and from the Parent Company's allocation of research and development costs to the foreign subsidiary during the period April through December 1997.

7.      COMMITMENTS AND CONTINGENCIES

        Facility Leases. During late June 1997, the Company relocated to a new facility, which it leases from a property developer under a non-cancelable operating lease expiring in June 2004. The lease requires monthly rent payments (subject to increases in cost of living adjustments) ranging from $38,800 to $47,600 over its term, plus property taxes, insurance and maintenance reimbursements. The lease contains two five year options to renew at

                     NEOTHERAPEUTICS, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


fair value rates in effect at the time of renewal. In addition, the Company leases certain office and telephone equipment under non-cancelable operating leases expiring in 2002. Minimum lease requirements for each of the next five years and thereafter under the aforementioned property and equipment leases follows:

           Years ending December 31:
               1998                                      $  484,100
               1999                                         501,600
               2000                                         517,800
               2001                                         513,400
               2002                                         542,100
               2003-2004                                    839,600
                                                         ----------
                                    Total                $3,398,600
                                                         ==========

        Rent expense for the years ended December 31, 1997 and 1996 aggregated approximately $372,000 and $26,800 respectively.

        University Research Grants. At December 31, 1997, the Company has committed to pay an aggregate of $320,700 to a number of universities, including $50,000 to the Reeve-Irvine Research Center at The University of California, Irvine, to conduct general scientific research programs and to provide for a Fellowship Grant. The Company anticipates paying all of these grants in 1998.

8.      STOCKHOLDERS' EQUITY (DEFICIT)

        Revenue Participation Units. In 1988 and 1989, AIT raised private placement funds via a financial instrument specified as a Revenue Participation Unit ("RPU"). The Company raised an aggregate of $676,000 from the issuance of seventy-five RPU's at prices ranging from $9,000 to $10,000 per RPU. The RPU's entitled holders to cash payments based on stipulated percentages of revenues. Holders of RPU's were entitled to convert to Common Stock at any time and AIT had the option to redeem the RPU's subject to certain conditions by paying cash or in exchange for Common Stock.

        In July 1996, the Company offered, and all RPU holders accepted, an option to convert each RPU unit into 4,000 shares of Common Stock (300,000 shares in the aggregate) in exchange for waiving all rights as an RPU holder.

        Reverse Stock Split. In June 1996, the Board of Directors authorized, with shareholder approval, (i) a reverse split of the Company's outstanding Common Stock on the basis of 1 share for each 2.5 shares of the then outstanding Common Stock and (ii) an increase in the authorized Common Stock from 10 million to 25 million shares and the creation of a new class of preferred stock with the authorization to issue up to 5 million shares of such preferred stock. All references to Common Stock amounts and loss per share in the accompanying financial statements give effect to the reverse stock split.

        Re-incorporation. During June 1997, the stockholders of the Company approved the re-incorporation of the Company as a Delaware corporation. In connection therewith, a par value of $.001 per share was assigned to the Common Stock of the Company. The total number of authorized and issued shares remained unchanged.

        Common Stock. During 1993, the Company issued to a financial consultant in exchange for investment banking services, 40,000 shares of Common Stock at $1.35 per share, the market value on issuance date, for an aggregate amount of $54,000.

        During 1994, three investors bought for cash, 13,000 shares of restricted (restrictions as to transferability) Common Stock at $2.50 per share, for an aggregate amount of $32,500, through a private placement. During 1995, six investors bought for cash, 22,000 shares of restricted Common Stock at $2.50 per share, for an aggregate amount of $55,000, through a private placement.

        From January 1, 1996 to June 20, 1996, the Company sold for cash, through a private placement, 266,800 shares of restricted (restrictions as to transferability) Common Stock at $2.50 per share, for an aggregate amount of $633,650 (net of commission).

                     NEOTHERAPEUTICS, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


        In June 1996, the Company filed a registration statement with the Securities and Exchange Commission offering to the public 2,500,000 units (the "Units"), each Unit consisting of one share of the Company's Common Stock (the "Common Stock"), and one warrant to purchase one share of Common Stock (the "Warrants"). The registration statement became effective on September 26, 1996, and on October 1, 1996, the Company realized approximately $16,787,000 in net proceeds from the sale of the 2,500,000 Units.

        On October 11, 1996, the principal underwriter of the offering exercised a portion of its overallotment option and purchased 200,000 Units for net cash of approximately $1,389,000. The Units separated immediately following issuance and the Common Stock and Warrants that made up the Units trade only as separate securities.

9.      STOCK OPTIONS

        The Company has two stock option plans: the 1991 Stock Incentive Plan (the "1991 Plan") and the 1997 Stock Incentive Plan (collectively, the "Plans"). The Plans were adopted by the Company's shareholders and Board of Directors in May 1991 and June 1997, respectively, and provide for the granting of incentive and nonqualified stock options as well as other stock-based compensation. The 1991 Plan authorizes for issuance up to 140,000 shares of the Company's Common Stock and the number of shares issuable increases automatically each January 1 by a number equal to 1% of the then total outstanding shares. On August 7, 1996, the Company's shareholders approved an amendment to the 1991 Plan increasing the number of authorized shares by 60,000, to a total of 293,154 shares as of that date. As of January 1, 1998, the number of shares authorized under the 1991 Plan automatically increased by 54,658 (one percent of the total shares outstanding on that date) to a total of 401,430. Options which have been granted under the 1991 Plan contain vesting provisions determined by the Board of Directors which range from one to four years. The 1997 Plan authorizes for issuance up to 500,000 shares of the Company's Common Stock. Under the Plans, shares of the Company's Common Stock may be granted to directors, officers and employees of the Company, except that incentive stock options may not be granted to non-employee directors.

        The Plans provide for issuance of incentive stock options having exercise prices equal to the fair market values of the stock at the times of grant of the options or, in certain circumstances, at option prices at least equal to 110 percent of the fair market value of the stock at the time the options are granted. An option granted under the Plans is exercisable in such a manner and within such period, not to exceed ten years from the date of the grant, as shall be set forth in a stock option agreement between the employee and the Company.

        Stock options have also been issued outside of the aforementioned plans to various consultants. During the period of December 1993 through December 1996, the Company issued a total of 194,000 options to purchase Common Stock to two technical consultants and a financial consultant in exchange for past and future services. The options are exercisable through December 31, 2001 at an exercise price of $0.025 per share. As the exercise price was lower than the fair market value of the stock on the date the options were granted, compensation expense was recorded for the difference between the option exercise price and the estimated fair market value of the stock as determined by the Board of Directors on the grant date. All options and warrants issued outside of the Plan were vested and exercisable upon issuance.

        In September 1990, the Company issued a Warrant to the Chief Executive Officer of the Company to purchase 88,173 shares of Common Stock at $3.75 per share. The Warrant expires August 31, 2000.

        In January 1997, the Company issued stock options for 180,000 shares to a financial consultant at the exercise price of $3.875 per share. A portion (30,000) of the options, were vested immediately. The remaining 150,000 options will vest upon the occurrence of certain events as specified in the related agreements. The Company recognized $60,000 of compensation expense for these options pursuant to SFAS No. 123.

        The Company's 1987 Stock Incentive Plan expired in 1997. No options had been issued under that Plan.

                     NEOTHERAPEUTICS, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


        A summary of stock option activities are as follows:

                                                  1996                            1997
                                        --------------------------      ----------------------------
                                                        Weighted                         Weighted
                                                        Average                          Average
                                         Shares     Exercise Price       Shares       Exercise Price
                                        --------    --------------      --------      --------------
Outstanding at beginning of year         240,173        $   0.24         447,173         $   3.15
Granted                                  207,000            3.30         329,000             5.37
Exercised                                     --              --        (104,000)           0.025
Forfeited                                     --              --         (14,000)            4.29
Expired                                       --              --              --               --
                                        --------        --------        --------         --------
Outstanding, at end of year              447,173        $   3.15         658,173         $   4.66
                                        ========        ========        ========         ========
Exercisable, at end of year              270,173        $   0.21         363,923         $   1.18
                                        ========        ========        ========         ========

        The following table summarizes information about stock options outstanding at December 31, 1997:

                                         Weighted         Weighted                          Weighted
    Range of             Number           Average         Average          Number           Average
    Exercise          Outstanding        Remaining        Exercise       Exercisable        Exercise
      Price           at 12/31/97          Life            Price          12/31/97           Price
 ---------------      -----------        ---------        --------      -----------         --------
 $0.025 to  3.74        90,000             2.00            $0.025          90,000            $0.025
   3.75 to  4.50       443,673             7.60             4.01          241,923             4.06
   4.51 to 12.88       124,500             9.53             9.19           32,000             9.97

        As of December 31, 1997, there were 45,000 options outstanding under the 1997 Plan, 255,000 options outstanding under the 1991 Plan and the remaining 358,173 outstanding options were granted outside of option plans.

        The Company applies APB Opinion No. 25 and related interpretations in accounting for stock options, and does not recognize compensation expense when the exercise price of the options equals the fair market value of the underlying shares at the date of grant. Directors' stock options are treated in the same manner as employee stock options for accounting purposes. Under SFAS No. 123, the Company is required to present certain pro forma earnings information determined as if employee stock options were accounted for under the fair value method of that statement.

        The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1996 and 1997, respectively: risk-free interest rates of 6.52% and 6.37%; zero expected dividend yields; expected lives of 5 years; expected volatility of 50 percent.

        For purposes of the following required pro forma information, the weighted average fair value of stock options granted in 1996 and 1997 was $2.14 and $3.06, respectively. The total estimated fair value is amortized to expense over the vesting period.

                                            1996               1997
                                         ------------      -----------
Pro forma net loss                       $(1,218,389)      $(6,551,287)
  Pro forma basic and diluted
  loss per share                         $     (0.37)      $    (1.21)

10.     SALARY DEFERRAL PLAN

        The Company established a 401(k) Salary Deferral Plan on January 1, 1990. The Plan allows eligible employees to defer part of their income on a tax-free basis. Contributions by the Company to the Plan are discretionary upon approval by the Board of Directors. To date, the Company has not made any contributions into the Plan.

                     NEOTHERAPEUTICS, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


11.     RESEARCH ACTIVITIES

        During 1995, the National Institute on Aging (NIA) and the National Institute for Mental Health (NIMH) issued contracts to an independent subcontractor of theirs to manufacture AIT-082 for animal and human testing programs. The NIA also issued an additional contract to one of its subcontractors to conduct the subchronic animal toxicity studies required by the U.S. Food and Drug Administration as a part of an Investigational New Drug (IND) application for AIT-082. The entire cost of these two contracts was paid by the NIA and NIMH directly to the subcontractors. The results of these studies can be used by the NIA and the NIMH for purposes other than those which will directly benefit the Company.

12.     INFORMATION RELATED TO UNAUDITED FINANCIAL STATEMENTS

        Basis of Presentation. The unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. These unaudited financial statements reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly present the results of operations, changes in cash flows and financial position as of and for the periods presented. These unaudited financial statements should be read in conjunction with the audited financial statements and related notes thereto, appearing elsewhere herein. The results for the interim periods presented are not necessarily indicative of results to be expected for a full year.

        Net Loss Per Share. Net loss per share is calculated using the weighted average number of shares outstanding for the period. Common equivalent shares are excluded from the computation as their effect is antidilutive. There were no differences between loss per share as previously reported under APB No. 15 for the three month period ended March 31, 1997 and basic and diluted loss per share for this period as reported under SFAS No. 128.

        Research and Fellowship Grants. The Company periodically makes non-binding commitments to various Universities and not-for-profit research organizations to fund scientific research and fellowship grants that may further the Company's research programs. As of March 31, 1998, the Company had committed to pay, through October 1998, approximately $382,000 for such grants and fellowships. Grant expense for the three-month periods ended March 31, 1997, and 1998 amounted to $99,500 and $71,000, respectively.

        Common Stock

        Line of Equity Agreement. On March 27, 1998, the Company executed an Agreement with a private investor for a $15 million equity line. The Agreement runs for a thirty month period commencing on the effective date of a Registration Statement that was filed on May 11, 1998 with the Securities and Exchange Commission. The Agreement provides for the Company, at its sole discretion, and subject to certain restrictions, to periodically sell ("put") shares of its Common Stock to the investor. Puts can be made every 15 days in amounts ranging from $250,000 to $2,000,000, depending on the trading volume and the market price of the stock at the time of each put, subject to aggregate minimum puts of $1 million over the life of the Agreement. At the time of each put, the investor receives a discount of 12% from the then current average market price, as determined under the Agreement, and the Company is required to pay sales commissions consisting of cash and shares of Common Stock to a financial advisor who acted as a finder in this transaction. The Agreement also required the Company to issue to the investor warrants to purchase 25,000 shares of Common Stock at $11.62 per share.

                     NEOTHERAPEUTICS, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


        Stock Options. Stock option activities for the three month period ended March 31, 1998 were as follows:

                                                              Option Price
                                                 Shares         per Share
                                                 -------      ------------
Outstanding as of December 31, 1997              658,173      $0.025-$12.88
Granted                                          123,300        8.38-  8.88
Exercised                                         (4,500)       3.75-  4.50
Expired                                               --                 --
                                                 -------      -------------
Outstanding at March 31, 1998                    776,973      $0.025-$12.88
                                                 =======      =============

        During the three month periods ended March 31, 1997 and 1998, the Company recognized compensation expense for vested consultant options pursuant to SFAS 123 of $60,000 and $134,441, respectfully. Options granted to consultants consist of options that vest both immediately and upon the occurrence of certain events as specified in the related agreements.

================================================================================


                         730,000 SHARES OF COMMON STOCK


                              NEOTHERAPEUTICS, INC.



                                   ----------
                                   PROSPECTUS
                                   ----------



                                August 13, 1998


================================================================================

                                            PART II
                          INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

        The by-laws of the Registrant provide for indemnification of the Registrant's directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation, by-laws and the Delaware General Corporation Law (the "DGCL"), the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

        Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. The Registrant's Certificate of Incorporation includes such a provision. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Item 25.  Other Expenses of Issuance and Distribution

        The following sets forth the costs and expenses, all of which shall be borne by the Registrant, in connection with the offering of the securities pursuant to this registration statement:

Registration Fee................................................. $   1,964
Accounting Fees and Expenses..................................... $ 15,000*
Legal Fees and Expenses.......................................... $ 50,000*
Printing Expense................................................. $  5,000*
Miscellaneous.................................................... $  3,036*
       Total..................................................... $ 75,000*

* Estimated

Item 26. Recent Sales of Unregistered Securities

        On March 27, 1998, the Company entered into a Private Equity Line of Credit Agreement (the "Equity Line Agreement") with a private investor, pursuant to which the Company may issue and sell, from time to time, shares of its Common Stock for cash consideration up to an aggregate of $15 million. Pursuant to the requirements of the Equity Line Agreement, the Company has filed this Registration Statement in order to permit the investor to resell to the public any shares that it acquires pursuant to the Equity Line Agreement. Commencing as of the date this Registration Statement is declared effective by the Securities and Exchange Commission and continuing for a period of 30 months thereafter, the Company may from time to time at its sole discretion, and subject to certain restrictions set forth in the Equity Line Agreement, sell ("put") shares of its Common Stock to the investor at a price equal to 88 percent of the then current average market price of the Company's Common Stock, as determined under the Equity Line Agreement. Puts can be made every 15 days in amounts ranging from a minimum of $250,000 to a maximum of $2,000,000, depending on the trading volume and the market price of the Common Stock at the time of each put. The Company is required to put at least $1,000,000 of its Common Stock to the investor over the life of the Equity Line Agreement. To date, no shares of Common Stock have been issued under the Equity Line Agreement.

        In conjunction with the Equity Line Agreement, on March 27, 1998, the Company issued to the investor a warrant (the "Warrant") which entitles the holder to purchase 25,000 shares of Common Stock of the Company at a price of $11.61875 per share. The Warrant is exercisable at any time beginning on September 24, 1998 and ending on September 24, 2001. The Warrant contains provisions that protect against dilution by adjustment of the exercise price and the number of shares issuable thereunder upon the occurrence of certain events, such as a merger, stock split or reverse stock split, stock dividend or recapitalization. The exercise price of the Warrant is payable either (i) in cash or (ii) by a "cashless exercise", in which that number of shares of Common Stock underlying the Warrant having a fair market value at the time of exercise equal to the aggregate exercise price are cancelled as payment of the exercise price.

        The securities issued and to be issued by the Company pursuant to the transactions described above have been and will be issued without registration under the Securities Act of 1933 in reliance upon the exemptions from registration provided under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The foregoing transactions did not involve any public offering, the investors either received or had access to adequate information about the Company in order to make an informed investment decision, and the Company reasonably believed that each of the investors was "sophisticated" within the meaning of Section 4(2) of the Securities Act.

Item 27.  Exhibits.

 EXHIBIT NO.                            DESCRIPTION
-----------    -----------------------------------------------------------------

      3.1      Certificate of Incorporation of the Registrant, as filed on May
               7, 1997. (Filed as Exhibit B to the Definitive Proxy Statement dated May 8, 1997, for the Annual Meeting of Shareholders of
               NeoTherapeutics Colorado, the predecessor to Registrant, held on June 17, 1997, as filed with the Securities and Exchange
               Commission on May 9, 1997, and incorporated herein by reference.)

      3.2      Bylaws of the Registrant. (Filed as Exhibit C to the Definitive
               Proxy Statement dated May 8, 1997, for the Annual Meeting of
               Shareholders of NeoTherapeutics Colorado, the predecessor to Registrant, held on June 17, 1997, as filed with the Securities and Exchange Commission on May 9, 1997, and incorporated herein by reference.)

      4.1      Private Equity Line of Credit Agreement between Registrant and
               Kingsbridge Capital Limited dated as of March 27, 1998.*

      4.2      Registration Rights Agreement between Registrant and Kingsbridge
               Capital Limited dated as of March 27, 1998.*

      4.3 Warrant to Purchase up to 25,000 shares of Common Stock of Registrant, issued to Kingsbridge Capital Limited as of March 27,
               1998.*

      4.4 Form of Registration Rights Agreement dated as of July 23, 1996, entered into between the Registrant and certain investors named therein. (Filed as Exhibit 4.1 to the Registration Statement on Form SB-2 as amended (No. 333-05342-LA), and incorporated herein by reference.)

      4.5 Form of Registration Rights Agreement dated December 30, 1993, entered into between the Registrant and each of Alvin J. Glasky, Sanford J. Glasky, Joanne Law, Luana M. Kruse, Rosalie H. Glasky and John W. Baldridge. (Filed as Exhibit 4.2 to the Registration
               Statement on Form SB-2 as amended (No. 333-05342-LA), and incorporated herein by reference.)

      4.6      Form of Representatives' Warrant Agreement dated as of September
               25, 1996, entered into in connection with the public offering of the Company's securities on September 26, 1996. (Filed as Exhibit
               4.3 to the Registration Statement on Form SB-2 as amended (No.
               333-05342-LA), and incorporated herein by reference.)

      4.7 Form of Stock Purchase Agreement dated December 30, 1993, including amendment effective December 30, 1995, between the Registrant and each of Alvin J. Glasky, Sanford Glasky, Joanne
               Law, Luana Kruse, Rosalie Glasky and John Baldridge. (Filed as
               Exhibit 4.4 to the Registration Statement on Form SB-2 as amended
               (No. 333-05342-LA), and incorporated herein by reference.)

      4.8 Form of Stock Purchase Agreement dated June 30, 1990, as amended on May 27, 1992, June 30, 1993 and December 30, 1993, and amendment thereto effective December 30, 1995, between the Registrant and each of Alvin J. Glasky, Sanford Glasky, Joanne
               Law, Luana Kruse, Rosalie Glasky and John Baldridge. (Filed as
               Exhibit 4.5 to the Registration Statement on Form SB-2 as amended
               (No. 333-05342-LA), and incorporated herein by reference.)

      4.9      Warrant Agreement entered into between NeoTherapeutics, Inc. and
               U.S. Stock Transfer Corporation dated as of September 25, 1996.
               (Filed as Exhibit 4.6 to the Registration Statement on Form SB-2 as amended (No. 333-05342-LA), and incorporated herein by reference.)

      5        Opinion of Stradling Yocca Carlson & Rauth, a Professional
               Corporation.

     10.1      1991 Stock Incentive Plan. (Filed as Exhibit 10.2 to the
               Registration Statement on Form SB-2 as amended (No.
               333-05342-LA), and incorporated herein by reference.)


     10.2      Employment Agreement between the Registrant and Alvin J. Glasky,
               Ph.D. (Filed as Exhibit 10.3 to the Registration Statement on
               Form SB-2 as amended (No. 333-05342-LA), and incorporated herein by reference.)

     10.3      Note dated June 21, 1996 between the Registrant and Alvin J.
               Glasky and related Security Agreement dated August 31, 1990.
               (Filed as Exhibit 10.4 to the Registration Statement on Form SB-2 as amended (No. 333-05342-LA), and incorporated herein by reference.)

     10.4      Warrant to purchase Common Stock of the Registrant dated August
               31, 1990 held by Alvin J. Glasky. (Filed as Exhibit 10.6 to the
               Registration Statement on Form SB-2 as amended (No.
               333-05342-LA), and incorporated herein by reference.)

     10.5 Agreement dated as of June 6, 1991, as amended on July 26, 1996, by and between the Registrant and Alvin J. Glasky. (Filed as Exhibit 10.7 to the Registration Statement on Form SB-2 as amended (No. 333-05342-LA), and incorporated herein by reference.)

     10.6 Agreement dated as of June 30, 1991, as amended on July 26, 1996, by and between the Registrant and Alvin J. Glasky. (Filed as Exhibit 10.8 to the Registration Statement on Form SB-2 as amended (No. 333-05342-LA), and incorporated herein by reference.)

     10.7 Form of Indemnification Agreement between the Registrant and each of its officers and directors. (Filed as Exhibit 10.10 to the Registration Statement on Form SB-2 as amended (No.
               333-05342-LA), and incorporated herein by reference.)

     10.8      Underwriting Agreement dated as of September 25, 1996, among the
               Company, Paulson Investment Company, Inc. and First Colonial
               Securities Group, Inc. (Filed as Exhibit 1.1 to the Registration
               Statement on Form SB-2 as amended (No. 333-05342-LA), and incorporated herein by reference.)

     10.9      Letter Agreement dated March 18, 1993, including addendums dated
               April 1, 1993, December 31, 1993, April 6, 1995 and May 3, 1996,
               and amendment dated July 26, 1996, between the Registrant and North American Capital Partners. (Filed as Exhibit 1.2 to the
               Registration Statement on Form SB-2 as amended (No.
               333-05342-LA), and incorporated herein by reference.)

     10.10     Industrial Lease Agreement, dated January 16, 1997, between the
               Company and the Irvine Company. (Filed as Exhibit 10.11 to the
               Form 10-KSB for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission on March 31, 1997, and incorporated herein by reference).

     10.11     Addendum to Note dated June 21, 1996 between the Registrant and
               Alvin J. Glasky. (Filed as Exhibit 10.12 to the Form 10-KSB for fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission on March 31, 1997, and incorporated herein by reference).

     10.12     1997 Stock Incentive Plan. (Filed as Exhibit D to the Definitive
               Proxy Statement dated May 8, 1997, for the Annual Meeting of
               Shareholders of NeoTherapeutics Colorado, the predecessor to Registrant, held on June 17, 1997, as filed with the Securities and Exchange Commission on May 9, 1997, and incorporated herein by reference).

     10.13     Line of Credit Agreement dated as of August 20, 1997, between the
               Company and Sanwa Bank California. (Filed as Exhibit 10.14 to the
               Form 10-KSB for fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission on March 31, 1998, and incorporated herein by reference).

     21.1      Subsidiaries of Registrant. (Filed as Exhibit 21.1 to the Form
               10-KSB for fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission on March 31, 1998, and incorporated herein by reference).

     23.1      Consent of Stradling Yocca Carlson & Rauth, a Professional
               Corporation (included in Exhibit 5).

     23.2      Consent of Arthur Andersen LLP.*

     24        Power of Attorney.*


-----------

*  Previously filed.


Item 28.  Undertakings.

        (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                      (i) Include any prospectus required by Section 10 (a)(3) of the Securities Act;

                      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) Include any additional or changed material information on the plan of distribution.

               (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be deemed the initial bona fide offering.

               (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

               In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, in the City of Irvine, State of California, on the 12th day of August, 1998.


                                       NEOTHERAPEUTICS, INC.

                                       By: /s/ Alvin J. Glasky, Ph.D.
                                           -------------------------------------
                                           Alvin J. Glasky, Ph.D.
                                           President and Chief Executive Officer





        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




      Signature                            Title                                 Date
      ---------                            -----                                 ----
/s/ Alvin J. Glasky, Ph.D.           Chief Executive Officer,               August 12, 1998
----------------------------------   President and Director
Alvin J. Glasky, Ph.D.               (principal executive officer)


                                                                            August 12, 1998
/s/ Samuel Gulko                     Chief Financial Officer,
----------------------------------   Treasurer,  Secretary and
Samuel Gulko                         Director (principal financial
                                     and accounting officer)


                                                                            August 12, 1998
               *                     Director
----------------------------------
Mark J. Glasky


                                                                            August 12, 1998
               *                     Director
----------------------------------
Frank M. Meeks


                                                                            August 12, 1998
               *                     Director
----------------------------------
Paul H. Silverman, Ph.D., D.Sc.


                                                                            August 12, 1998
               *                     Director
----------------------------------
Carol O'Cleireacain, Ph.D.


                                                                            August 12, 1998
               *                     Director
----------------------------------
Eric L. Nelson, Ph. D.


                                                                            August 12, 1998
               *                     Executive Vice President and
----------------------------------   Director
Stephen Runnels


                                                                            August 12, 1998
               *                     Director
----------------------------------
Joseph Rubinfeld, Ph.D.


*By: /s/ Alvin J. Glasky, Ph.D.
     -----------------------------
     Alvin J. Glasky, Ph.D.
     Attorney-in-Fact


                                  EXHIBIT INDEX

 EXHIBIT NO.                            DESCRIPTION
 -----------                            -----------
      3.1      Certificate of Incorporation of the Registrant, as filed on May
               7, 1997. (Filed as Exhibit B to the Definitive Proxy Statement
               dated May 8, 1997, for the Annual Meeting of Shareholders of
               NeoTherapeutics Colorado, the predecessor to Registrant, held on
               June 17, 1997, as filed with the Securities and Exchange
               Commission on May 9, 1997, and incorporated herein by reference.)

      3.2      Bylaws of the Registrant. (Filed as Exhibit C to the Definitive
               Proxy Statement dated May 8, 1997, for the Annual Meeting of
               Shareholders of NeoTherapeutics Colorado, the predecessor to Registrant, held on June 17, 1997, as filed with the Securities and Exchange Commission on May 9, 1997, and incorporated herein by reference.)

      4.1      Private Equity Line of Credit Agreement between Registrant and
               Kingsbridge Capital Limited dated as of March 27, 1998.*

      4.2      Registration Rights Agreement between Registrant and Kingsbridge
               Capital Limited dated as of March 27, 1998.*

      4.3 Warrant to Purchase up to 25,000 shares of Common Stock of Registrant, issued to Kingsbridge Capital Limited as of March 27,
               1998.*

      4.4 Form of Registration Rights Agreement dated as of July 23, 1996, entered into between the Registrant and certain investors named therein. (Filed as Exhibit 4.1 to the Registration Statement on Form SB-2 as amended (No. 333-05342-LA), and incorporated herein by reference.)

      4.5 Form of Registration Rights Agreement dated December 30, 1993, entered into between the Registrant and each of Alvin J. Glasky, Sanford J. Glasky, Joanne Law, Luana M. Kruse, Rosalie H. Glasky and John W. Baldridge. (Filed as Exhibit 4.2 to the Registration
               Statement on Form SB-2 as amended (No. 333-05342-LA), and incorporated herein by reference.)

      4.6      Form of Representatives' Warrant Agreement dated as of September
               25, 1996, entered into in connection with the public offering of the Company's securities on September 26, 1996. (Filed as Exhibit
               4.3 to the Registration Statement on Form SB-2 as amended (No.
               333-05342-LA), and incorporated herein by reference.)

      4.7 Form of Stock Purchase Agreement dated December 30, 1993, including amendment effective December 30, 1995, between the Registrant and each of Alvin J. Glasky, Sanford Glasky, Joanne
               Law, Luana Kruse, Rosalie Glasky and John Baldridge. (Filed as
               Exhibit 4.4 to the Registration Statement on Form SB-2 as amended
               (No. 333-05342-LA), and incorporated herein by reference.)

      4.8 Form of Stock Purchase Agreement dated June 30, 1990, as amended on May 27, 1992, June 30, 1993 and December 30, 1993, and amendment thereto effective December 30, 1995, between the Registrant and each of Alvin J. Glasky, Sanford Glasky, Joanne
               Law, Luana Kruse, Rosalie Glasky and John Baldridge. (Filed as
               Exhibit 4.5 to the Registration Statement on Form SB-2 as amended
               (No. 333-05342-LA), and incorporated herein by reference.)

      4.9      Warrant Agreement entered into between NeoTherapeutics, Inc. and
               U.S. Stock Transfer Corporation dated as of September 25, 1996.
               (Filed as Exhibit 4.6 to the Registration Statement on Form SB-2 as amended (No. 333-05342-LA), and incorporated herein by reference.)

      5        Opinion of Stradling Yocca Carlson & Rauth, a Professional
               Corporation.

     10.1      1991 Stock Incentive Plan. (Filed as Exhibit 10.2 to the
               Registration Statement on Form SB-2 as amended (No.
               333-05342-LA), and incorporated herein by reference.)


 EXHIBIT NO.                            DESCRIPTION
 -----------                            -----------
      10.2     Employment Agreement between the Registrant and Alvin J. Glasky,
               Ph.D. (Filed as Exhibit 10.3 to the Registration Statement on
               Form SB-2 as amended (No. 333-05342-LA), and incorporated herein by reference.)

      10.3     Note dated June 21, 1996 between the Registrant and Alvin J.
               Glasky and related Security Agreement dated August 31, 1990.
               (Filed as Exhibit 10.4 to the Registration Statement on Form SB-2 as amended (No. 333-05342-LA), and incorporated herein by reference.)

      10.4     Warrant to purchase Common Stock of the Registrant dated August
               31, 1990 held by Alvin J. Glasky. (Filed as Exhibit 10.6 to the
               Registration Statement on Form SB-2 as amended (No.
               333-05342-LA), and incorporated herein by reference.)

      10.5 Agreement dated as of June 6, 1991, as amended on July 26, 1996, by and between the Registrant and Alvin J. Glasky. (Filed as Exhibit 10.7 to the Registration Statement on Form SB-2 as amended (No. 333-05342-LA), and incorporated herein by reference.)

      10.6 Agreement dated as of June 30, 1991, as amended on July 26, 1996, by and between the Registrant and Alvin J. Glasky. (Filed as Exhibit 10.8 to the Registration Statement on Form SB-2 as amended (No. 333-05342-LA), and incorporated herein by reference.)

      10.7 Form of Indemnification Agreement between the Registrant and each of its officers and directors. (Filed as Exhibit 10.10 to the Registration Statement on Form SB-2 as amended (No.
               333-05342-LA), and incorporated herein by reference.)

      10.8     Underwriting Agreement dated as of September 25, 1996, among the
               Company, Paulson Investment Company, Inc. and First Colonial
               Securities Group, Inc. (Filed as Exhibit 1.1 to the Registration
               Statement on Form SB-2 as amended (No. 333-05342-LA), and incorporated herein by reference.)

      10.9     Letter Agreement dated March 18, 1993, including addendums dated
               April 1, 1993, December 31, 1993, April 6, 1995 and May 3, 1996,
               and amendment dated July 26, 1996, between the Registrant and North American Capital Partners. (Filed as Exhibit 1.2 to the
               Registration Statement on Form SB-2 as amended (No.
               333-05342-LA), and incorporated herein by reference.)

     10.10     Industrial Lease Agreement, dated January 16, 1997, between the
               Company and the Irvine Company. (Filed as Exhibit 10.11 to the
               Form 10-KSB for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission on March 31, 1997, and incorporated herein by reference).

     10.11     Addendum to Note dated June 21, 1996 between the Registrant and
               Alvin J. Glasky. (Filed as Exhibit 10.12 to the Form 10-KSB for fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission on March 31, 1997, and incorporated herein by reference).

     10.12     1997 Stock Incentive Plan. (Filed as Exhibit D to the Definitive
               Proxy Statement dated May 8, 1997, for the Annual Meeting of
               Shareholders of NeoTherapeutics Colorado, the predecessor to Registrant, held on June 17, 1997, as filed with the Securities and Exchange Commission on May 9, 1997, and incorporated herein by reference).

     10.13     Line of Credit Agreement dated as of August 20, 1997, between the
               Company and Sanwa Bank California. (Filed as Exhibit 10.14 to the
               Form 10-KSB for fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission on March 31, 1998, and incorporated herein by reference).

      21.1     Subsidiaries of Registrant. (Filed as Exhibit 21.1 to the Form
               10-KSB for fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission on March 31, 1998, and incorporated herein by reference).

      23.1     Consent of Stradling Yocca Carlson & Rauth, a Professional
               Corporation (included in Exhibit 5).


 EXHIBIT NO.                            DESCRIPTION
 -----------                            -----------
      23.2     Consent of Arthur Andersen LLP.*

      24       Power of Attorney.*


--------

*  Previously filed.